UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K /A
Amendment No. 2

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 4, 2013

KONARED CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-176429	99 -0366971
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2829 ALA KALANI KAUMAKA ST., SUITE F-133
KOLOA, HI 96756
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: 808.212.1553

TEAMUPSPORT INC.
88 College Hill, Ponsonby, Auckland NZ
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

GENERAL NOTE	1
FORWARD-LOOKING STATEMENTS	1
ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.	1
ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.	2
FORM 10 INFORMATION	5
BUSINESS	5
RISK FACTORS	11
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS	18
PROPERTIES	27
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	27
DIRECTORS AND EXECUTIVE OFFICERS	28
EXECUTIVE COMPENSATION	31
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE	32
LEGAL PROCEEDINGS	33
MARKET PRICE OF AND DIVIDENDS ON OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS	35
RECENT SALES OF UNREGISTERED SECURITIES	36
DESCRIPTION OF SECURITIES	37
INDEMNIFICATION OF DIRECTORS AND OFFICERS	39
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	39
FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA	40
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.	40
ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.	40
ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.	40
ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.	40
ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.	40
ITEM 5.06 CHANGE IN SHELL COMPANY STATUS.	41
ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.	41
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS	41
SIGNATURES	44

ii

EXPLANATORY NOTE

This amendment no. 2 to our current report on Form 8-K/A is being filed to incorporate changes to the current report on Form 8-K (the “Form 8-K”) filed by us on October 10, 2013 in response to comments received from the Securities and Exchange Commission (the “SEC”) as a result of the SEC’s review of the Form 8-K. Unless otherwise disclosed herein, the disclosures contained herein have not been updated to reflect events, results or developments that have occurred after the original filing of the Form 8-K, or to modify or update those disclosures affected by subsequent events unless otherwise indicated in this report. This amendment should be read in conjunction with our filings made with the SEC subsequent to the filing of the Form 8-K, including any amendments to those filings.

GENERAL NOTE

This current report on Form 8-K is being filed by our company following the completion of our acquisition of substantially all of the assets, property and undertaking of the health beverage and food business operated under the name “KonaRed” (“KonaRed” or the “Business”) from Sandwich Isles Trading Co. Inc. (“Sandwich Isles”), a private Hawaiian corporation, on October 4, 2013, pursuant to the terms of an asset purchase agreement dated October 4, 2013. As a result of our acquisition of the Business from Sandwich Isles, we ceased to be a “shell company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”).

In connection with the closing of the asset purchase with Sandwich Isles, we experienced a change of control, as our existing director resigned, new directors who were nominees of Sandwich Isles were appointed to our board and Sandwich Isles was issued shares that constituted 59.97% of our issued and outstanding shares of our common stock. Additionally, as a result of the acquisition, Sandwich Isles’ current management became our management. As a result, we have determined to treat the acquisition as a reverse recapitalization for accounting purposes, with Sandwich Isles as the acquirer for accounting purposes. As such, the financial information, including the operating and financial results, audited financial statements, included in this current report on Form 8-K are that of Sandwich Isles, rather than that of our company prior to the completion of the transactions described herein.

On September 9, 2013, our company effected a 13.5 to one forward stock split of our common stock. Unless otherwise indicated, the securities of our company referred to in this current report on Form 8-K are the securities subsequent to the forward stock split.

As used in this current report on Form 8-K, the terms “we”, “us” “our” and “the company” mean KonaRed Corporation. Unless otherwise stated, “$” refers to United States dollars.

FORWARD-LOOKING STATEMENTS

This current report on Form 8-K contains forward-looking statements. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intend”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, including the risks in the section entitled “Risk Factors”, uncertainties and other factors, which may cause our company’s or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information contained in the section titled “Item 2.01 Completion of Acquisition or Disposition of Assets” below is responsive to this Item 1.01.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Closing of Asset Purchase Agreement

Pursuant to an asset purchase agreement dated October 4, 2013 between our company, Sandwich Isles, and Shaun Roberts and Steven M. Schorr, the principal shareholders, directors and officers of Sandwich Isles, we closed the asset purchase agreement and completed the acquisition of the health beverage and food Business from Sandwich Isles on October 4, 2013.

Pursuant to the terms of the asset purchase agreement, and on the closing date thereof, Sandwich Isles sold the Business to our company in consideration for the issuance of 42,750,000 shares of common stock in the capital of our company. Pursuant to the terms of the asset purchase agreement, we assumed all liabilities related to the Business other than: (i) any liability of Sandwich Isles to its shareholders, affiliates or associates or any other person not dealing at arm’s length with any of them; (ii) any liability of Sandwich Isles for any breach by Sandwich Isles of any laws, including environmental laws, relating to the operation of the Business up to the closing; and (iii) any liability of Sandwich Isles for any deferred income tax, or for any other taxes, duties or similar charges.

Private Placement and Loan Conversion

In connection with the closing of the asset purchase agreement, on October 4, 2013, we completed a non-brokered private placement with Littlebird Capital Ltd. of 1,777,778 shares of our common stock at a price $0.45 per share for gross proceeds of $800,000.

Also in connection with the closing of the asset purchase agreement, on October 4, 2013, we converted a secured convertible promissory note issued by Sandwich Isles to Maxam Capital Management Ltd. in the principal amount of $500,000, which note had subsequently been assigned to Littlebird Capital Ltd., into 1,111,111 shares of common stock of our company at a price of $0.45 per share. The 1,111,111 share of common stock were issued to Littlebird Capital.

Pursuant to the private placement and loan conversion, we issued an aggregate of 2,888,888 shares of common stock of our company. The shares of common stock of our company were issued to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933 (the “1933 Act”)) in offshore transactions relying on Regulation S and/or Section 4(a)(2) of the 1933 Act.

Under the asset purchase agreement, we also agreed that within 45 days from the closing of the asset purchase agreement, we would use commercially reasonable efforts to complete an additional private placement for gross proceeds of $300,000, consisting of 666,666 units at $0.45 per unit (each a “Unit”), with each Unit consisting of one share of common stock of our company and one share purchase warrant (the “Warrants”), with each Warrant entitling the holder thereof to acquire one further share of common stock of our company for a period of five years from the closing date at a price of $0.65 per share.

Share Cancellation

In connection with the closing of the asset purchase agreement, Dennis Kjeldson, a former director and officer of our company and our company’s largest shareholder, verbally agreed to and returned 38,700,423 shares (2,866,698 pre-split shares) of our common stock to the treasury of our company for cancellation without consideration on or about September 2013. Although there was no formal return to treasury agreement, the share cancellations were conditional on closing the asset purchase agreement and went effective on October 4, 2013.

Name Change and Forward Stock Split

Prior to and in anticipation of closing of the asset purchase agreement, on September 9, 2013, our company effected a name change by merging with our wholly-owned Nevada subsidiary named “KonaRed Corporation” with our company as the surviving corporation under the new name “KonaRed Corporation”. In addition, on September 9, 2013, our company effected a 13.5 to one forward stock split of our authorized, and issued and outstanding shares of common stock.

Change of Officers and Directors

Effective as the closing of the asset purchase agreement on October 4, 2013, Richenda Rowe resigned as a director of our company and from all officer positions of our company. Effective as of the closing of the asset purchase agreement on October 4, 2013, Shaun Roberts, Steven M. Schorr, Dana Roberts and Gonzalo Camet, four nominees of Sandwich Isles, were appointed as directors of our company. In addition, Mr. Roberts was appointed as president and chief executive officer of our company, Mr. Schorr was appointed as chief scientific officer of our company and Mrs. Roberts was appointed as chief financial officer, treasurer and secretary of our company. Effective as of the closing of the asset purchase agreement, the following individuals are the directors and officers of our company:

Shaun Roberts	President, Chief Executive Officer and Director
Steven M. Schorr	Chief Scientific Officer and Director
Dana Roberts	Chief Financial Officer, Treasurer, Secretary and Director
Gonzalo Camet	Director

Executive Employment/Consulting Agreements

Shaun Roberts – President and Chief Executive Officer

Also in connection with the closing of the asset purchase agreement, on October 4, 2013, we entered into an executive employment agreement with Mr. Roberts as our company’s President and Chief Executive Officer for an annual base salary of $130,000 for a 3 year term. Pursuant to the employment agreement, Mr. Roberts also received a bonus upon signing the employment agreement of 1,000,000 three-year warrants to purchase shares of our common stock, exercisable at a price of $0.45 per share, if the common stock of our company is trading above a strike price point of $1.00 per share, in whole or in part, after one year from the date of the employment agreement. Mr. Roberts is also eligible to participate in a target bonus and year-end bonus plan whereby Mr. Roberts is eligible to receive a cash bonus or securities bonus based on milestones described in further detail in the employment agreement. Mr. Roberts is also eligible to receive benefits made generally available by our company and shall be reimbursed for all reasonable out-of-pocket business expenses.

In the event of: (i) an involuntary termination of Mr. Robert’s employment for any reasons other than cause, death or disability; or (ii) Mr. Robert’s resignation for good reason, he shall be entitled to: (A) 1.5 times his annual base salary and target bonus, paid in a single lump sum in cash on the 60th day following the termination date; (B) for a period of up to 18 months following the termination date, Mr. Roberts and where applicable, his spouse and eligible dependents, will continue to be eligible to receive applicable medical coverage as described in the employment agreement; and (C) with respect to any outstanding stock options held by Mr. Roberts as of the termination date that are not vested and exercisable as of such date, our company shall accelerate the vesting and such options will remain exercisable until the earlier of (i) a period of one year after the termination date or (ii) the original term of the option; and (D) Mr. Roberts shall receive any amounts earned, accrued or owing but not yet paid to him as of his termination date.

In the event Mr. Roberts employment is terminated on account of: (i) an involuntary termination by our company for any reason other than cause, death or disability; or (ii) Mr. Roberts voluntarily terminates employment with our company on account of a resignation for good reason, in either case that occurs (x) at the same time as, or within the 12 month period following, the consummation of a change of control or (y) within the 60 day period prior to the date of a change of control where the change in control was under consideration at the time of Mr. Robert’s termination date, then he shall be entitled to: (A) 2 times his annual base salary and target bonus; (B) for a period of up to 24 months following the termination date, Mr. Roberts and where applicable, his spouse and eligible dependents, will continue to be eligible to receive applicable medical coverage as described in the employment agreement; (C) with respect to any outstanding stock options held by Mr. Roberts as of the termination date that are not vested and exercisable as of such date, our company shall accelerate the vesting and such options will remain exercisable until the earlier of (i) a period of one year after the termination date, or (ii) the original term of the option; and (D) Mr. Roberts shall receive any amounts earned, accrued or owing but not yet paid to him as of his termination date.

During the term of the employment agreement and for a period of 1 year from the termination of the agreement, Mr. Roberts shall not be employed by a direct competitor in the coffee fruit business, directly or indirectly.

Steven M. Schorr – Chief Scientific Officer

Also in connection with the closing of the asset purchase agreement, on October 4, 2013, we entered into a consulting agreement with Bioponic Phytoceauticals, Inc., a company controlled by Mr. Schorr, whereby we engaged Bioponic to provide services as our company’s Chief Scientific Officer and Chief Operating Officer for an annual base salary of $120,000 for a 3 year term. Pursuant to the consulting agreement, Bioponic also received a bonus upon signing the consulting agreement of 1,000,000 five-year warrants to purchase shares of our common stock, exercisable at a price of $0.45 per share, if the common stock of our company is trading above a strike price point of $1.00 per share, in whole or in part, after one year from the date of the consulting agreement. Bioponic is also eligible to receive additional annual bonuses if and when authorized by our company’s board of directors and shall be reimbursed for all reasonable out-of-pocket business expenses.

We may terminate Bioponic’s engagement pursuant to the terms of the consulting agreement at any time for cause by giving written notice of termination. Such termination will become effective upon the giving of such notice. In the event that (i) Bioponic , with or without change in title or formal corporate action, shall no longer exercise all of the duties and responsibilities and shall no longer possess substantially all the authority set forth the consulting agreement; or (ii) we materially breach the consulting agreement or the performance of our duties and obligations thereunder, Bioponic , by written notice our company, may elect to deem our company’s engagement thereunder to have been terminated by our company without cause, in which event Bioponic shall be entitled to compensation, reimbursement and benefits for one year from the date of such notice. If the remaining term of the consulting agreement is less than one year, Bioponic shall receive one year’s salary at the then current rate.

During the term of the consulting agreement and for a period of 1 year from the termination of the agreement, Bioponic shall not compete with or solicit our company’s customers.

General Matters

Except for the asset purchase agreement and the transactions contemplated by that agreement, none of our company, associates of our company, directors or officers of our company serving prior to the closing of the asset purchase agreement, or associates of such directors and officers, had any material relationship with Sandwich Isles or any of the stockholders of Sandwich Isles prior to the transactions described above.

The securities of our company that were issued to Sandwich Isles upon the closing of the asset purchase agreement and to Littlebird Capital Ltd. in the private placement and loan conversion have not been and will not be registered under the 1933 Act, or under the securities laws of any state in the United States, and were issued in reliance upon an exemption from registration under the 1933 Act. The securities may not be offered or sold in the United States absent registration under the 1933 Act, or an applicable exemption from such registration requirements.

We have determined to treat the acquisition of the Business as a reverse recapitalization for accounting purposes. As we were a shell company prior to completion of the transactions described above, this current report includes audited annual financial statements of Sandwich Isles for the years ended December 31, 2012 and 2011 and unaudited financial statements of Sandwich Isles for the six month period ended June 30, 2013.

FORM 10 INFORMATION

BUSINESS

Corporate Overview

We were incorporated in the State of Nevada on October 4, 2010. Sandwich Isles was incorporated in the State of Hawaii on August 22, 2008. As a result of the closing of the asset purchase agreement, the principal offices of our company are now located at 2829 Ala Kalani Kaumaka St., Suite F-133, Koloa, HI 96756.

Prior to and in anticipation of closing of the asset purchase agreement, on September 9, 2013, our company effected a name change by merging with its wholly-owned Nevada subsidiary named “KonaRed Corporation” with our company as the surviving corporation under the new name “KonaRed Corporation”. In addition, on September 9, 2013, our company effected a 13.5 to one forward stock split of our authorized, and issued and outstanding shares of common stock.

As described above, on October 4, 2013, we entered into an asset purchase agreement with Sandwich Isles, Shaun Roberts and Steven M. Schorr, and as a result of the closing of this agreement, we adopted the Business of Sandwich Isles.

Description of Business

Overview

Following the closing of the asset purchase agreement with Sandwich Isles, our company became engaged in the business of distributing, marketing and selling for retail sale the food and beverage products based on the fruit of the coffee plant.

Principal Products

Our principal product is our premium coffee fruit wellness drink, KonaRed Antioxidant Juice, offered to retail consumers.  Previously discarded as a byproduct of coffee production, the fruit surrounding the coffee seed or bean has been recognized as a powerful anti-oxidant.

Our company’s consumer products line consists of the following proprietary formulations:

16 oz. KonaRed and KonaRed Lite Antioxidant Juice (2 servings) – Our company’s flagship beverage, the 16 oz. superfruit drink has experienced widespread placement in cold juice coolers in a myriad of major establishments.

32 oz. KonaRed Antioxidant Juice (4 servings) – Our 32 oz. is now being featured at a number of establishments in lieu of the standard 16 oz. (4-pack), augmenting our original products and selling at a volume discount price.

KonaRed Antioxidant Juice Cans (Single-Serve 12 oz.) – Expanding our sphere in the grocery aisle or cooler, the our new aluminum can-based product will be offered in sparkling and flat styles and at a lower price point.

Other Products and Ingredients Division

The following products extensions have not been actively marketed to date and thus, have had limited retail exposure. These add-on stock keeping units (“SKU’s”) are expected to make a modest sales impact in remainder of fiscal 2013.

●	KonaRed Stick Packs (10 per box)
●	KonaRed Hawaiian Superfruit Powder (100% soluble coffee fruit powder)
●	KonaRed Antioxidant Capsules

We also operate a branded ingredients division that sells fruit powers and extracts to parallel markets to allow our company to piggyback on resources of established players with widespread footprints in other health-oriented consumer product venues. While the majority of revenues are still derived primarily from beverage sales, we are optimistic that our ingredients division sales will contribute more materially to our future performance.

Operations, Facilities and Distribution Method for Our Products

Since inception, our company has transitioned to a more prototypical outsourcing business model, utilizing third parties for the bulk of our non-core business operations, such as manufacturing and coffee fruit extraction, while maintaining in-house control of our critical marketing, product development and warehousing and shipping functions. Exceptions to this philosophy have included our company’s coffee fruit initial extraction facility in Maui which allowed for the creation of important protocols for optimal drying and extraction of the fruit. Early stage research and development (“R&D”) was also performed at a Maui facility as management focused from inception on the science behind the brand. However, our Maui facility was shut down in March 2013.

As we believe the necessary processing and manufacturing intellectual property (“IP”) with respect to processing and manufacturing our base ingredient (the coffee fruit) is now secured, coffee fruit extraction is fulfilled by contract manufacturers. To ensure that the tactical change was seamless, we initially moved a portion of the extraction to a California-based contract manufacturer within close proximity of our warehousing operation (described below), which is now where all extraction takes place.

Based on a cost-benefit analysis and the initial beverage roll-out in the west coast market, we determined that warehousing and shipping functions are more efficiently handled in-house. Therefore, in June 2012, our company entered into a two-year lease for a 10,000 square foot facility in San Clemente, California, which also houses inventory for Malie, Inc., a beauty and spa products company owned by our company’s founders, Dana and Shaun Roberts, operating under the trade name Malie Organics. Malie’s operations were initiated in 2004 and the business is focused on the high-end Hawaiian and global resort channel, retail and online sales. Mrs. Roberts actively manages Malie in addition to performing her chief financial officer responsibilities for our company. Our chief executive officer, Shaun Roberts, has no involvement in Malie’s day-to-day operations. As part of the operating arrangement between the respective entities, Malie pays approximately $2,000 of the California warehouse lease and also pays a portion of staff salaries at the facility.

Facility	Square Footage	Number of Employees(1)	Lease Expense/Month
Corporate Office Kalaheo, Hawaii	700	2	$700
Warehouse/Distribution Center San Clemente, California	10,000	5	$7,267

(1)	CFO Dana Roberts works from Malie’s headquarters facility and 3 sales and marketing employees are based in Oahu in home office arrangements.

Supply and Distribution for Our Product

Our company’s ability to secure exclusive Kona-based and other Hawaiian coffee fruit supplies has elevated the stature of the home grown brand image and allows our company to operate without constraints in the supply chain far out into the future. We have been successful in securing a number of agreements structured as 5-year arrangements containing automatic roll-over provisions. The foregoing agreements generally provide that so long as our company purchases raw material from the supplier, the supplier is obligated to provide raw material exclusively to our company. Our company’s principal supplier is Greenwell Farms, Inc., a Hawaii corporation. We recently renewed our Raw Material Acquisition Agreement with Greenwell, whereby Greenwell continued to agree that it would be an exclusive supplier of raw material so long as we purchase raw material from Greenwell.

We determine the amount of dried coffee fruit to purchase from our suppliers based on our annual sales forecasts and we have historically been accurate at estimating supply quantities based on projected sales. Since the fruit surrounding the coffee seed or bean was previously discarded as a byproduct of coffee production, such raw material has also remained readily available from coffee farms located in Hawaii and internationally. Therefore, although we currently have a principal supplier, in the event that we lose a principal supplier, we are confident that we would be able to ascertain raw material from other suppliers.

Exemplifying an extremely efficient Ingredients Division operating model, our company takes possession of the dried coffee fruit from the grower, ships the raw material to our San Clemente warehouse for storage, subsequently sending required quantities to subcontractors for value-added processing and shipment to our consumer products customers such as Costco’s, Albertsons and Whole Foods Markets. The value-added processing consists of water based extraction whereby the dried coffee fruit is reduced to liquid extract, which processing generally takes approximately 24 hours to complete. We enter into agreements with our subcontractors based on their ability to create flavor solutions.

For our company’s beverage production, the coffee fruit finished goods are sent to a 3rd party flavor house which makes the KonaRed concentrate and then ships it to our company’s bottling vendors. Notably, we own the proprietary beverage formulas. Pallets of the ready-to-drink 16 oz. and 32 oz. SKUs are then shipped back to our company’s warehouse and disseminated to either distributors or shipped directly to retailers.

The supply chain logistics are occasionally altered, as is the case with the “healthy coffee products” based on branding that are produced by large national coffee companies.

Market and Sales and Marketing

We believe our company has established a frontrunner position in the coffee fruit category, boasting a series of retail entrees within 18 months of product launch. Setting out to first establish the upstart coffee fruit sector on our home turf, visible placement has in turn spawned similar opportunities on the west coast, representing an expanding presence with iconic industry players. Our company’s eastward expansion is now underway in addition to a strategy of targeting additional sales avenues, including the restaurant and hospitality space and the pursuit of international prospects.

Sales Strategy

Facilitating our sales efforts through the use of beverage and natural foods distributors, our company has been able to benefit from the highly entrenched positions occupied by these firms in the retail industry. In contrast, certain chains like Costco and Albertsons Arizona mandate direct shipments from the consumer product provider. Management has also retained manufacturers’ sales representatives in working to calibrate its overall sales efforts.  During the roll-out, management has learned the importance of supporting its distributor network with internal sales personnel “on the ground.” Particularly for an emerging product, merchandising follow-up, dialog with store managers and coordination of promotions and pricing are critical in maintaining brand momentum. Our company has also deployed demos extensively in its early stages and has found a linear connection between demos and sales traction, particularly at the introduction stage in new venues. Demos are often outsourced to specialists in the field and have represented a major expenditure for the business, although demo expense ratios are planned to decrease from previous product launch levels.

Our company has employed co-op advertising and special promotions in conjunction with its retail partners when deemed appropriate in its brand building efforts. To date, no slotting fees have been paid. A slotting fee is an amount paid by the manufacturer to the retailer for making room on its retail shelf for the product. It should be noted that our flagship beverage pricing levels have already been adjusted by our management to reflect the current pricing dynamics fostered by recent industry consolidation. Specifically, the entrance of leading beverage monoliths into the functional beverage category has tightened pricing but also created a vibrant mergers and acquistions environment for emerging brands like KonaRed. Recent industry deals include:

●	Coca Cola acquired a majority stake in Zico in June 2012;
●	Pepsi acquired a majority stake in O.N.E. Coconut Water in April 2012;
●	InBev (Anheuser Busch) has made a series of investments in Sambazon (in August 2012, December 2011, and December 2008); and
●	InBev (Anheuser Busch) has also made a series of investments in Vita Coco in May 2012 and December 2010.

Advertising

With a guerilla marketing and word of mouth backdrop, KonaRed has also used radio advertising, events (promotions and contests) and Surf News Network in the Hawaiian market. Social media has also been another low cost advertising tool used by our company. While confining its efforts primarily to non-mainstream advertising options, our company did effectively utilize a high profile billboard campaign on major southern California freeways in Spring 2012. In addition to placement on 11 billboards, KonaRed was also prominently displayed on 75 high-traffic bus stop shelters, a tactic that resulted in traceable sales results in the region. Management plans to selectively implement this approach in the future as well.

Organic Promotion

Through its continuing presence in the Hawaiian community, participating in and promoting ocean and extreme-athlete related contests, races and charity events, our company has weaved the brand into the collective consciousness of this trend-setting culture.

Advancing our company’s media depth and brand cache, our company also sponsors an “Ambassador Team,” a group of Hawaiian super-athletes who have embraced the product and participate in promotional events, sign autographs at store openings, and are generally available to spread the goodwill of the brand.

Fertile Cross Marketing

Our Ingredients Division co-branding opportunities serve to perpetuate branding exposure and inherent marketing velocity. Our company’s standard procedure is to require the execution of trademark licensing agreements with ingredients customers to ensure that all labels and branding material are approved by our company (e.g. use of the “Made with KonaRed” moniker).

Our Ingredients Division customers have dedicated material space on their respective websites to promote their associations with KonaRed, which further augments the viral marketing flavor of the brand. Notably, our website (Konared.com) is a well-conceived marketing tool anchoring our company’s web presence.

Targeted Growth Areas

While still early in its life cycle, international distribution opportunities have been presented to our company. The food service and hospitality channel also appears ideally suited for our company and management has begun to focus on establishing a pathway into the restaurant and hotel arena.

Competition

The beverage industry is extremely competitive. The principal areas of competition include pricing, packaging, development of new products and flavors, and marketing campaigns. Our product is competing directly with a wide range of drinks produced by a relatively large number of manufacturers. Most of these brands have enjoyed broad, well-established national recognition for years, through well-funded ad and other marketing campaigns. In addition, companies manufacturing these products generally have far greater financial, marketing, and distribution resources than we do.

Important factors that will affect our ability to compete successfully include taste and flavor of our product, trade and consumer promotions, the development of new, unique and cutting edge products, attractive and unique packaging, branded product advertising, pricing, and the success of our distribution network.

We will also be competing to secure distributors who will agree to market our product over those of our competitors, provide stable and reliable distribution, and secure adequate shelf space in retail outlets.

Our product will compete generally with all liquid refreshments, including numerous specialty beverages, such as: SoBe; Snapple; Arizona; Vitamin Water; Gatorade; and Powerade. We will compete directly with other consumer products participants in the nascent coffee fruit sector including Bai and SoZo Coffeeberry. As we are still a relatively new business and we have modest revenues, we believe that we are a small company in the general liquid refreshments market and health liquid refreshment market.

Intellectual Property

KonaRed® is a registered trademark in the United States and in Japan and we intend to seek a number of trademarks for slogans and product designs.   We believe we own the necessary processing and manufacturing intellectual property relating to processing and manufacturing our base ingredient (the coffee fruit) and our proprietary beverage formulas. However, we do not own the manufacturing process for making the finished beverages.

We intend to aggressively assert our rights under trade secret, unfair competition, trademark and copyright laws to protect our intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of patents and trademark registrations, the maintenance of trade secrets, the development of trade dress, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights could result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our intellectual property rights will be a key component of our operating strategy.

As a result of our company’s strident R&D efforts, two patents have been filed by our intellectual property counsel, pending finalization. With one patent covering its proprietary extraction process and another based on a composition process, Management believes that patent coverage adds value to the business, particularly in the coffee fruit ingredients space, thus bolstering credibility and acting as an additional barrier to entry.

We hold also trademark to the “Paradise in a Bottle®” tag line.

Seasonality of Business

The sales of our products are influenced to some extent by weather conditions in the markets in which we operate. Unusually cold or rainy weather during the summer months may have a temporary effect on the demand for our product and contribute to lower sales, which could have an adverse effect on our results of operations for such periods.

Research and Development Costs During the Last Two Years

KonaRed has maintained a modest R&D effort over fiscal years 2011 and 2012, having spent approximately $48,179 and $34,580, respectively.

R&D has been focused on characterization testing for the development of our program to establish quinic acid as an important antioxidant and researching the value of quinic acid.  Quinic acid is in greater abundance in KonaRed than any other molecule. With a molar mass of 192.17 g/mol quinic acid is small by comparison to other polyphenols. KonaRed, rich in Quinic acid, demonstrates that there is a correlation between small molecular mass and high bioavailability. High Bio-availability means that the body can readily absorb the substance introduced.

Included in these R&D efforts has been assays to determine KonaRed coffee fruit’s molecular characterization demonstrating that, KonaRed contains the antioxidant 29.1% quinic acid (an organic acid, polyphenolic precursor), and the antioxidant polyphenols: chlorogenic acid, and ferulic acid.  We have also completed assays to determine oxygen radical absorbance capacity (“ORAC”) and bioavailability. We consider ORAC, which is a measure of an antioxidant’s capacity to absorb free radicals or those reactive molecules that are created in the energy producing process of the body, as a valuable measure of the ability for a molecule to inhibit the oxidation of other molecules. We believe that KonaRed has demonstrated an astonishing ORAC food nutrition reading of 4,076 µmolesTE/gram, which when translated into the U.S. Department of Agriculture standard is 407,600 µmoles TE/100 grams. We believe that High-ORAC antioxidants combined with high-bioavailability, are the key to establishing cellular metabolic efficiency (“CME”), which we use to describe the optimum condition of a cell’s metabolism.  By this process, we believe that KonaRed’s coffee fruit increases CME thus increasing energy and reducing metabolic oxidative stress at the cellular level. We believe this will also have the effect of reducing inflammation, increasing health and well-being and slowing down the death of cells, thus slowing down the aging process.

Conducting researched into KonaRed’s coffee fruit antioxidant intracellular effects.  In order for high ORAC antioxidants to be efficacious they must be absorbed not only by the cell, but must enter the cell’s mitochondria. Reactive oxygen species and their reaction products (free radicals), are very harmful to cells, as they oxidize proteins and cause mutations in DNA. This may contribute to disease and is proposed as one cause of aging.  Oxidative stress represents an imbalance between the production of reactive oxygen species and a biological system’s ability to detoxify the reactive intermediates or to repair the resulting damage.

Research into CME.  The Quinic Acid found in KonaRed’s coffee fruit passes through the cell to the mitochondria to facilitate the neutralization of radical oxygen species that are the cause of oxidative stress within the cell. When oxidative stress is minimized, CME is achieved, thus increasing the efficiency of the cell mitochondria’s adenosine triphosphate energy producing reaction. This releases more energy in the cell and this reaction is multiplied by our body’s 100 trillion cells resulting in the experience of increased energy, health and well-being.

In 2012, a series of tests were conducted at Cayetano University in Lima, Peru by a team of research physicians to determine the antiviral and anti-inflammatory properties of KonaRed in a clinical environment. The Cayetano University studies were commissioned by KonaRed.  They were in-vitro (test tube) based studies and not human trials. We have found the results exciting for KonaRed in that its extract was found to improve cell viability, increase T cell proliferation and improve antiviral defense. The foregoing conclusions were based on the results of antiviral activity and cell proliferate effect of KonaRed on mice.

In every test, KonaRed’s coffee fruit demonstrated an important antiviral effect, improving cell viability, increasing T cell proliferation and improving antiviral defense. The body’s first line of defense against viruses is the immune system. This comprises cells and other mechanisms that defend the host from infection in a non-specific manner. Because viruses use vital metabolic pathways within host cells to replicate, they are difficult to eliminate without using drugs that cause toxic effects to host cells in general.  This study has produced excellent results demonstrating the effectiveness of KonaRed’s coffee fruit as an antiviral.

In every test, KonaRed’s coffee fruit demonstrated an important anti-inflammation effect. These effects were statistically significant from controls. An anti-inflammatory response was demonstrated based on the sample size and were dose dependent. This study has produced excellent results demonstrating the effectiveness of KonaRed’s coffee fruit used for anti-inflammation.

Government Regulation

Our products are considered to be synonymous with coffee for regulatory purposes and are thus sold under the U.S. Food and Drug Administration’s (“FDA”) “Generally Regarded as Safe” (“GRAS”) regulatory umbrella. Accordingly, we are not required to petition for FDA approval of its coffee fruit offerings, which would be typical under standard dietary supplement guidelines. However, our company has registered all of its supply chain subcontractors with the FDA as required and has met and answered all inquiries by the FDA. We believe we are in full compliance with all FDA regulations.

The advertising, distribution, labeling, production, safety, sale, and transportation in the United States of our product are subject to: the Federal Food, Drug, and Cosmetic Act; the Federal Trade Commission Act; the Lanham Act; state consumer protection laws; competition laws; federal, state and local workplace health and safety laws; various federal, state and local environmental protection laws; and various other federal, state and local statutes and regulations. It will be our policy to comply with any and all legal requirements.

Employees

In addition to Shaun Roberts, who is our president, chief executive officer and a director, Steven M. Schorr, who is our chief scientific officer and a director and Dana Roberts, who is our chief financing officer, treasurer, secretary and director, we currently employ 6 full time employees whom all work in the United States. Our operations are overseen directly by management that engages our employees to carry on our business. Our management oversees all responsibilities in the areas of corporate administration, business development, and research. We intend to expand our current management to retain other skilled directors, officers, and employees with experience relevant to our business focus. Our management’s relationships will provide the foundation through which we expect to grow our business in the future. We believe that the skill-set of our management team will be a primary asset in the development of our brands and trademarks.

RISK FACTORS

In addition to the other information set forth in this report, you should carefully consider the following factors, which could materially affect our business, financial condition or results of operations in future periods. The risks described below are not the only risks facing our company. Additional risks not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or results of operations in future periods.

Risks Related to Our Business

Because we have a limited operating history, our ability to fully and successfully develop our business is unknown.

Sandwich Isles, which operated the Business prior to closing of the asset purchase agreement, was incorporated in 2008, and our company was incorporated in October of 2010, and we have only recently begun producing and distributing our products, and do not have a significant operating history with which investors can evaluate our business. Our ability to successfully develop our products, and to realize consistent, meaningful revenues and profit has not been established and cannot be assured. The Business has realized modest revenues with respect to the Business and its net loss since inception is $8,032,586. For us to achieve success, our products must receive broader market acceptance by consumers. Without this market acceptance, we will not be able to generate sufficient revenue to continue our business operation. If our products are not widely accepted by the market, our business may fail.

Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to generate revenues, manage development costs and expenses, and compete successfully with our direct and indirect competitors

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the development, production, marketing, and sales of our product. As a result, we may not generate significant revenues in the future. Failure to generate significant revenues in near future may cause us to suspend or cease activities.

We will need additional funds to produce, market, and distribute our product.

We will have to spend additional funds to produce, market and distribute our product. If we cannot raise sufficient capital, we may have to cease operations and you could lose your investment.

We will need additional funds to produce line extensions and expand our retail footprint. Even after we complete the proposed expansion of our product offerings, we will need to spend substantial funds on distribution, marketing and sales efforts, which is indicative of a consumer products company. For example, it is often customary when implementing a large retail chain to provide supporting marketing in the form of advertising and samples. Specifically, we anticipate that we will require approximately $1.1 million in 2014, $1.3 million in 2015 and $1.5 million in 2016 in order to achieve our revenue goals.

There is no guarantee that sufficient sale levels will be achieved.

There is no guarantee that the expenditure of money on distribution and marketing efforts will translate into sales or sufficient sales to cover our expenses and result in profits. Consequently, there is a risk that you may lose all of your investment.

Our development, marketing, and sales activities are limited by our size.

Because we are small and do not have much capital, we must limit our product development, marketing, and sales activities. As such we may not be able to complete our production and business development program that is as thorough as we would like. If this becomes a reality, we may not ever generate revenues and you will lose your investment.

Changes in the nonalcoholic beverage business environment and retail landscape could adversely impact our financial results.

The nonalcoholic beverage business environment is rapidly evolving as a result of, among other things, changes in consumer preferences, including changes based on health and nutrition considerations and obesity concerns; shifting consumer tastes and needs; changes in consumer lifestyles; and competitive product and pricing pressures. In addition, the nonalcoholic beverage retail landscape is very dynamic and constantly evolving, not only in emerging and developing markets, where modern trade is growing at a faster pace than traditional trade outlets, but also in developed markets, where discounters and value stores, as well as the volume of transactions through e-commerce, are growing at a rapid pace. If we are unable to successfully adapt to the rapidly changing environment and retail landscape, our share of sales, volume growth and overall financial results could be negatively affected.

Intense competition and increasing competition in the commercial beverage market could hurt our business.

The commercial retail beverage industry, and in particular its nonalcoholic beverage segment is highly competitive. Market participants are of various sizes, with various market shares and geographical reach, some of whom have access to substantially more sources of capital.

We will compete generally with all liquid refreshments, including numerous specialty beverages, such as: SoBe; Snapple; Arizona; Vitamin Water; Gatorade; and Powerade.

We will compete indirectly with major international beverage companies including but not limited to: the Coca-Cola Company; PepsiCo, Inc.; Nestlé; Dr. Pepper Snapple Group; Groupe Danone; Kraft Foods Group, Inc.; and Unilever. These companies have established market presence in the United States, and offer a variety of beverages that are substitutes to our product. We face potential direct competition from such companies, because they have the financial resources, and access to manufacturing and distribution channels to rapidly enter the health food and beverage market.

We will compete directly with other consumer products participants in the nascent coffee fruit sector including Bai and SoZo Coffeeberry. These companies could bolster their position in the nascent coffee fruit sector through additional expenditure and promotion.

As a result of both direct and indirect competition, our ability to successfully distribute, market and sell our product, and to gain sufficient market share in the United States to realize profits may be limited, greatly diminished, or totally diminished, which may lead to partial or total loss of your investments in our company.

Expansion of the nascent coffee fruit sector or sufficiency of consumer demand in that market for operations to be profitable are not guaranteed.

The nascent coffee fruit sector is an emerging market and there is no guarantee that this market will expand or that consumer demand will be sufficiently high to allow our company to successfully market, distribute and sell our product, or to successfully compete with current or future competition, all of which may result in total loss of your investment.

Our growth and profitability depends on the performance of third-parties and our relationship with them.

Our distribution network and its success depend on the performance of various third parties but no specific third party in particular. Any non-performance or deficient performance by such parties may undermine our operations, profitability, and result in total loss to your investment. To distribute our product, we either ship directly to distributors and retailers or use a broker-distributor-retailer network whereby brokers represent our products to distributors and retailers who will in turn sell our product to consumers. The success of this network will depend on the performance of various brokers, distributors and retailers of this network. There is a risk that a broker, distributor, or retailer may refuse to or cease to market or carry our product. There is a risk that the mentioned entities may not adequately perform their functions within the network by, without limitation, failing to distribute to sufficient retailers or positioning our product in localities that may not be receptive to our product. Furthermore, such third-parties’ financial position or market share may deteriorate, which could adversely affect our distribution, marketing and sale activities. We also need to maintain good commercial relationships with third-party brokers, distributors and retails so that they will promote and carry our product. Any adverse consequences resulting from the performance of third-parties or our relationship with them could undermine our operations, profitability and may result in total loss of your investment.

Health benefits of the coffee fruit are not guaranteed.

Although several studies have indicated the health benefits of the coffee fruit, such health benefits are not guaranteed. Consequently, negative studies and publicity surrounding the coffee fruit may result in loss of market share or potential market share and hence loss of your investment.

Water scarcity and poor quality could negatively impact our production costs and capacity.

Water is the main ingredient in our product. It is also a limited resource, facing unprecedented challenges from overexploitation, increasing pollution, poor management, and climate change. As demand for water continues to increase, as water becomes scarcer, and as the quality of available water deteriorates, we may incur increasing production costs or face capacity constraints that could adversely affect our profitability or net operating revenues in the long run.

Increase in the cost, disruption of supply or shortage of ingredients, other raw materials or packaging materials could harm our business.

We and our bottling partners will use water, the coffee fruit, packaging materials for bottles such as plastic, aluminum and paper products. The prices for these ingredients, other raw materials and packaging materials fluctuate depending on market conditions. Substantial increases in the prices of our or our bottling partners’ ingredients, other raw materials and packaging materials, to the extent they cannot be recouped through increases in the prices of finished beverage products, would increase our operating costs and could reduce our profitability. Increases in the prices of our finished products resulting from a higher cost of ingredients, other raw materials and packaging materials could affect the affordability of our product and reduce sales.

An increase in the cost, a sustained interruption in the supply, or a shortage of some of these ingredients, other raw materials, or packaging materials and containers that may be caused by a deterioration of our or our bottling partners’ relationships with suppliers; by supplier quality and reliability issues; or by events such as natural disasters, power outages, labor strikes, political uncertainties or governmental instability, or the like, could negatively impact our net revenues and profits.

Changes in laws and regulations relating to beverage containers and packaging could increase our costs and reduce demand for our products.

We and our bottlers intend to offer non-refillable, recyclable containers in the United States. Legal requirements have been enacted in various jurisdictions in the United States requiring that deposits or certain eco taxes or fees be charged for the sale, marketing and use of certain non-refillable beverage containers. Other proposals relating to beverage container deposits, recycling, eco tax and/or product stewardship have been introduced in various jurisdictions in the United States and overseas, and we anticipate that similar legislation or regulations may be proposed in the future at local, state and federal levels in the United States. Consumers’ increased concerns and changing attitudes about solid waste streams and environmental responsibility and the related publicity could result in the adoption of such legislation or regulations. If these types of requirements are adopted and implemented on a large scale in the geographical regions in which we operate or intent to, they could affect our costs or require changes in our distribution model, which could reduce our net operating revenues or profitability.

Significant additional labeling or warning requirements or limitations on the availability of our product may inhibit sales of affected products.

Various jurisdictions may seek to adopt significant additional product labeling or warning requirements or limitations on the availability of our product relating to the content or perceived adverse health consequences of our product. If these types of requirements become applicable to our product under current or future environmental or health laws or regulations, they may inhibit sales of our product.

Unfavorable general economic conditions in the United States could negatively impact our financial performance.

Unfavorable general economic conditions, such as a recession or economic slowdown, in the United States could negatively affect the affordability of, and consumer demand for, our product in the United States. Under difficult economic conditions, consumers may seek to reduce discretionary spending by forgoing purchases of our products or by shifting away from our beverages to lower-priced products offered by other companies. Lower consumer demand for our product in the United States could reduce our profitability.

Adverse weather conditions could reduce the demand for our products.

The sales of our products are influenced to some extent by weather conditions in the markets in which we operate. Unusually cold or rainy weather during the summer months may have a temporary effect on the demand for our product and contribute to lower sales, which could have an adverse effect on our results of operations for such periods.

Changes in, or failure to comply with, the laws and regulations applicable to our products or our business operations could increase our costs or reduce our net operating revenues.

The advertising, distribution, labeling, production, safety, sale, and transportation in the United States of our company’s product will be subject to: the Federal Food, Drug, and Cosmetic Act; the Federal Trade Commission Act; the Lanham Act; state consumer protection laws; competition laws; federal, state, and local workplace health and safety laws, such as the Occupational Safety and Health Act; various federal, state and local environmental protection laws; and various other federal, state, and local statutes and regulations. Legal requirements also apply in many jurisdictions in the United States requiring that deposits or certain eco taxes or fees be charged for the sale, marketing, and use of certain non-refillable beverage containers. The precise requirements imposed by these measures vary.  Other types of statutes and regulations relating to beverage container deposits, recycling, eco taxes and/or product stewardship also apply in various jurisdictions in the United States. We anticipate that additional, similar legal requirements may be proposed or enacted in the future at the local, state and federal levels in the United States. Changes to such laws and regulations could increase our costs or reduce or net operating revenues.

In addition to acquiring the Business from Sandwich Isles, being substantially all of the assets, property and undertaking of the health beverage and food business operated under the name “KonaRed”, we have also assumed substantially all of the liabilities of Sandwich Isles relating to the Business.

With the exception of: (i) any liability of Sandwich Isles to its shareholders, affiliates or associates or any other person not dealing at arm’s length with any of them; (ii) any liability of Sandwich Isles for any breach by Sandwich Isles of any laws, including environmental laws, relating to the operation of the Business up to the closing; and (iii) any liability of Sandwich Isles for any deferred income tax, or for any other taxes, duties or similar charges, we have assumed all the debts, liabilities (whether accrued, absolute or contingent or whether liquidated or unliquidated) and obligations of Sandwich Isles relating to the Business at the closing. As a result, certain assumed liabilities may exist that we were unable to identify prior to closing the asset purchase agreement and acquiring the Business that could have a material adverse effect on our company.

In addition, failure to comply with environmental, health or safety requirements and other applicable laws or regulations could result in the assessment of damages, the imposition of penalties, suspension of production, changes to equipment or processes, or a cessation of operations at our or our bottling partners’ facilities, as well as damage to our image and reputation, all of which could harm our profitability.

Sandwich Isles auditors’ opinion its December 31, 2012 and 2011 financial statements includes an explanatory paragraph regarding there being substantial doubt about Sandwich Isles ability to continue as a going concern.

For the year ended December 31, 2012 and 2011, we incurred a net losses of $2,895,416 and $2,707,508, respectively. We anticipate generating losses for at least the next 12 months. Therefore, there is substantial doubt about our ability to continue operations in the future as a going concern, as described by our auditors with respect to the financial statements for the years ended December 31, 2012 and 2011.  Our future operating capital depends on our revenues and ability to raise capital through equity investments.  Future equity investments will be dilutive to existing shareholders and the terms of securities issued may be more favorable for new investors.  Further, in obtaining further equity investments, we may incur substantial costs including investment banking fees, legal fees and accounting fees.  Our business operations may fail if our actual cash requirements exceed our estimates and we are not able to obtain further financing. If we cannot continue as a viable entity, our shareholders may lose some or all of their investment in our company.

Our dispute with VDF FutureCeuticals, Inc. may affect our ability to offer our products.

Our dispute with VDF FutureCeuticals, Inc. may result in costly and time-consuming litigation or dispute resolution and may affect our ability to offer our products. See “Form 10 Information – Legal Proceedings”.

Risk Related to Our Stock

Because Sandwich Isles controls a large percentage of our common stock, Sandwich Isles has the ability to influence matters affecting our stockholders.

In connection with the closing of the asset purchase agreement with Sandwich Isles, we experienced a change of control, as our existing director resigned, new directors who were nominees of Sandwich Isles were appointed to our board and Sandwich Isles was issued shares that constituted 59.97% of our issued and outstanding shares of our common stock. Shaun and Dana Roberts collectively own 22.39% and Steven M. and Hamiel Schorr collectively own 22.22% of the issued and outstanding shares of Sandwich Isles common stock and Shaun Roberts and Steven Schorr remain directors of Sandwich Isles. As a result, Shaun Roberts and Steven M. Schorr, as directors of Sandwich Isles, indirectly exercise voting and dispositive power with respect to 59.97% of the issued and outstanding shares of our common stock. As a result, they have the ability to influence matters affecting our stockholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares of common stock. Because they control such shares, investors may find it difficult to replace our management if they disagree with the way our business is being operated. Because their interest could result in management making decisions that are in the best interest of Sandwich Isles and not in the best interest of the investors, you may lose some or all of the value of your investment in our common stock.

Because we can issue additional shares of common stock, our stockholders may experience dilution in the future.

We are authorized to issue up to 877,500,000 shares of common stock and 10,000 shares of preferred stock, of which 71,288,889 shares of common stock and no share of preferred stock are issued and outstanding. Our board of directors has the authority to cause us to issue additional shares of common stock, and to determine the rights, preferences and privileges of such shares, without consent of any of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of our stock in the future. Dilution represents the difference between the net asset value per share which can be attributed to current shareholders and the net tangible book value per share which will be attributed to current shareholders immediately after completion of an additional offering of shares, such as the $300,000 private placement offering of our shares which we expect to complete after closing of the asset purchase agreement. Net tangible book value per share is the amount that results from subtracting total liabilities from total assets and then dividing by total shares outstanding. Net tangible book value per share at the date of our latest unaudited proforma financial statements for the quarter ended September 30, 2013, prior to closing of the asset purchase agreement, is $(0.01) per share. This is based on: (i) total liabilities of $1,189,857; (ii) pre-private placement total assets of $407,811; and (iii) pre-private placement shares outstanding of 107,100,423. This compares to a post-private placement net tangible book value per share of $(0.00) per share, based on: (i) total liabilities of $1,189,857; (ii) post-private placement total assets of $707,811, which includes the $300,000 private placement proceeds; and (iii) post-private placement shares outstanding of 107,767,089.

Trading on the OTC Bulletin Board may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTC Bulletin Board (“OTCBB”). Trading in stock quoted on the OTCBB and other over the counter trading systems (such as the OTCQB, or Pink Sheets) is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTCBB and other over the counter trading systems do not benefit from the same type of Market-Maker trading systems utilized by stock exchanges such as the NYSE and AMEX and quotation systems such as the NASDAQ in which trading of a security is enhanced by to the presence of Market-Maker(s) who are dedicated to the trading of a particular listed company’s shares. Rather, on the OTCBB and other over the counter markets, there is no assurance that a bid/ask will be posted to facilitate trading of an over the counter listed issue at any particular point in time. As a result, trading of securities on the OTCBB and other over the counter systems is often more sporadic than the trading of securities listed on the NYSE, AMEX, NASDAQ or similar large stock exchanges or stock markets. Accordingly, shareholders may have difficulty selling their shares at any particular point in time.

A decline in the price of our common stock could affect our ability to raise further working capital, it may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors not to choose to invest in our stock. If we are unable to raise the funds we require for all our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our common stock and we may be forced to go out of business.

Because we do not intend to pay any cash dividends on our shares of common stock in the near future, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission (“SEC”) has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules promulgated by the SEC, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Trends, Risks and Uncertainties

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

Overview

We were incorporated under the laws of the State of Nevada on October 4, 2010. Our business model was to develop and commercialize our website, www.teamupsport.com, which was to be a website designed to integrate into a single online offering, people’s interest in sport with the new capabilities of online social networking. However, as we had not successfully developed business model at the time prior to the entry into the asset purchase agreement with Sandwich Isles, and had no source of revenue from our business plan, we determined to seek out a new business opportunity to increase value for our stockholders.

On October 4, 2013, we completed the acquisition of the Business pursuant to the asset purchase agreement with Sandwich Isles. As a result of the acquisition, we have determined to pursue the business of the health beverage and food business. Because we are the successor business to Sandwich Isles and because the operations and assets of Sandwich Isles represent our entire business and operations from the closing date of the asset purchase agreement, our management’s discussion and analysis is based on Sandwich Isles’ financial statements. Inception under this section “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” refers to the inception of the Business of Sandwich Isles as a result of our acquisition of the Business of Sandwich Isles. The following discussion of the financial condition and results of operations should be read together with the mentioned financial statements and the notes to those financial statements included in this report on Form 8-K.

The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this report, particularly in the section entitled “Risk Factors”.

The financial statements and dollar amounts included herein are stated in United States Dollars and are prepared in accordance with United States generally accepted accounting principles.

Plan of Operations

History

Since the incorporation in August 22, 2008 of Sandwich Isles Trading Co., Inc. dba KonaRed, the predecessor of KonaRed Corporation, we have made much progress in terms of sourcing supply, product development, market positioning, strategic alliances, and diversity of product offerings.  Most important of all, after heavy investments over the past two years, we are now poised for growth.

Capitalizing on an explosive convergence between the prevailing coffee culture phenomenon and an exotic superfruit breakthrough, it is management’s belief that KonaRed has amassed an extremely loyal market following in a relatively short time frame. After its first major retail win in May 2011 at Whole Foods Market followed by premier Hawaiian supermarket chain Foodland, the company has experienced rapid adoption in food, mass, drug, military, convenience and specialty channels.

Product Development

In addition to its flagship KonaRed functional beverages, the company also operates a branded ingredient division; thus leveraging valuable coffee fruit supply relationships and expanding the company’s ultimate scope in the marketplace. With this multi-pronged strategy, the sale of fruit powders and extracts to parallel markets allows the company to piggyback on the resources of established players with widespread footprints in other health-oriented consumer product venues.

Growth

Utilizing its “Paradise in a Bottle”® tag line, KonaRed is marketed as a premium functional wellness beverage in the nascent coffee fruit space. Currently positioned in the sought-after produce juice cooler section, KonaRed has developed a passionate following as a lifestyle product embraced by the Hawaiian “waterman” community. We plan to introduce an aluminum can-based  beverage (both sparkling and flat versions) to market as early as the 2nd quarter of the 2014 calendar year. We have designed the cans with new artwork and have run our first round of samples with Rexam PLC, a global consumer packaging company. We have received strong acceptance from KonaRed’s leading customers and expect that the new can-based beverages will expand placement into the grocery aisle.

Exclusive long-term supply contracts with universally respected Hawaiian coffee growers and international sources of back-up supply have allowed the company to lock-up strategically important and ample coffee fruit resources to support its growth. For example, KonaRed has entered into an exclusive coffee fruit supply arrangement with JavaPlant Ltd, a major vertically integrated coffee producer based in Jakarta Indonesia. In summary, the company’s aforementioned exclusive supply relationships have immense value as the coffee fruit category gains additional stature as an elite superfruit.

Market Development and Metrics

Our long-term objective is to develop KonaRed into a nutritional company which supplies consumers with a variety of high quality food and beverage products. We plan to achieve this based on a strategy of expanding our retail footprint through a series of revenue generating distribution channels. Presently, our predominant focus is our beverage business and we are generating revenues through the following five distribution channels:

●
Direct Store Distributors:  The direct store distributors (“DSDs”) channel comprises wholesale distributors who maintain in-house inventories of multiple brands of beverage products, such as juices, beer, and water, which they sell to retail stores and other wholesalers. Examples of our DSD customers presently include: Paradise Beverages in Hawaii, and John Lenore in San Diego.

●
Broadline Distributors:  The broadline distributors channel includes wholesalers who specialize in distribution of natural food products to retail stores. Examples of our broadline distributor customers presently include: United Natural Foods Inc. (“UNFI”), DPI Specialty Foods (“DPI”), and Nature’s Best.

●
Direct to Retail: During our growth phase we have developed a direct to retail sales channel to grocery stores such as Albertson’s and specialty retail stores such as Jamba Juice. We intend to continue to service and develop this channel further.

●
Direct to Consumer: The KonaRed brand has gained an increasing following of Internet based customers who purchase our products directly through our website. We plan to expand this channel though on-line marketing initiatives in parallel with our brand recognition marketing campaigns.

●
Raw Materials Ingredient Sales: We have acquired a number of wholesale level clients who purchase raw materials from us such as fruit powders and extracts. We plan to continue to supply existing clients and expand this revenue channel as opportunities arise.

To monitor and develop this distribution strategy we will continue to evaluate: product line sales, product line specific gross margin, individual products costs and pricing of individual product lines. Growth of our retail distribution footprint will also continue to be evaluated through the growth of our client base in each specific distribution channel.

In summary, our sales expansion priorities comprise: (1) expansion of wholesale distribution; (2) retail chain success; (3) growth of direct to retail sales; (4) growth of direct to consumer sales; and (5) growth of raw materials sales.

Milestones

To fulfill our sales expansion objectives in our five targeted distributions channels, we intend to raise capital by pursuing a diversified range of financing strategies which are expected to include a mixture of conventional and convertible debt and equity instruments. We cannot predict precisely at this time what will be the composition of these financings, but will seek capital arrangements which achieve a balance of minimizing our financing costs and maintaining maximum shareholder value.

We’re now working toward forming collaborations with industry veterans to enable us to achieve the milestones described below in an efficient and timely manner:

Three Months

●	Execute distribution contract for nationwide United States distribution in three of our five distribution channels.
●	Launch 10 additional new DSD distributors.
●	Ship to one additional major retail customer (defined as 500 locations or more) through a ship direct distribution relationship.
●	Expand into one additional major market with a broadline distributor using a natural channel distributor such as DPI, Nature’s Best, UNFI or KeHe Distributors (“KeHe”).
●	Launch two new consumer beverages including KonaRed Coconut Water and KonaRed Green Tea.
●	Conduct market research on can packaging for KonaRed consumer beverages.

Six Months

(in addition to aforementioned objectives)

●	Launch 10 additional new DSD distributors.
●	Ship to one additional major retail customer (defined as 500 locations or more) through a ship direct distribution relationship.
●	Expand into one additional major market with a broadline distributor using a natural channel distributor such as DPI, Nature’s Best, UNFI or KeHe.
●	Launch two new consumer KonaRed products including ‘on the go packs’ and 100 percent water soluble coffee fruit powder.

Nine Months

(in addition to aforementioned objectives)

●	Launch 10 additional new DSD distributors.
●	Ship to one additional major retail customer (defined as 500 locations or more) through a ship direct distribution relationship.
●	Expand into one additional major market with a broadline distributor using a natural channel distributor such as DPI, Nature’s Best, UNFI or KeHe.
●	Ship re-orders on DSD distributors signed in the first quarter.
●	Harvest 2014 coffee fruit crop and prepare for distribution of our raw materials ingredients sales.

Twelve Months

(in addition to aforementioned objectives)

●	Launch 10 additional new DSD distributors.
●	Ship to one additional major retail customer (defined as 500 locations or more) through a ship direct distribution relationship.
●	Expand into one additional major market with a broadline distributor using a natural channel distributor such as DPI, Nature’s Best, UNFI or KeHe.
●	Ship re-orders on DSD distributors signed in the second quarter.
●	Continue efforts to expand our raw materials ingredients sales.

If sufficient capital is not raised to support distribution for this business model, no new KonaRed consumer products will be launched and we will continue to service our existing markets without expansion into new DSDs. We project that a lack of new capital will limit our sales growth to 20% over the coming year to produce sales of approximately $1.2 million.

Historic and Projected Product Mix

KonaRed uses four main channels of distribution to bring KonaRed consumer products to market.

1.
DSD Distributors: DSD is a business process that manufacturers use to both sell and distribute goods directly to point of sales or point of consumption including additional product and market related services such as merchandising.  In order to fulfill growing demand from retailers, DSDs specializing in the beverage channels are expanding their functional beverage categories to include the type of products in which KonaRed specializes.  Historically, DSDs have represented 33% of KonaRed’s revenue and we estimate growth to 53% in the next year.

2.
Broadline Distributors:  A broadline distributor services a wide variety of accounts with a wide variety of products ranging from food, beverages and supplies in the natural channel selling to retailers like Wholefoods and Sprouts.  Historically, broadline distributors have represented 24% of revenue and we a similar percentage in the future.

3.
Direct to Retailers:  Direct to retailer includes major retail chains with 500 locations or more where the KonaRed product ships direct to the retailers distribution centers and the retailers are responsible for the distribution to each retail store.  Historically, direct to retailer distribution represents 33% of our revenue and we estimate a reduction to 15% as DSDs specializing in the beverage channels expand their functional beverage categories in lieu of sugary sodas.

4.	Direct to Consumers: Direct to consumer are internet revenues and have historically been just under 2% of revenue and we see this continuing as we move forward.

Our raw material ingredient sales have historically represented 6% of our total revenue and we expect a similar percentage in the future. At the end of fiscal 2014, we intend on strategizing for the production and sale of 2014’s crop and hope to achieve increased revenue for raw materials ingredient sales in 2015.

Critical Accounting Policies

Basis of presentation

The financial statements of the company have been prepared in accordance with the accounting principles generally accepted in the United States of America.

Inventories

Inventories are primarily raw materials and finished goods. Inventories are valued at the lower of, cost as determined on an average basis, or market.  Market value is determined by reference to selling prices after the balance sheet date or to management’s estimates based on prevailing market conditions. Management writes down the inventories to market value if it is below cost. Management also regularly evaluates the composition of its inventories to identify slow-moving and obsolete inventories to determine if valuation allowance is required. Costs of raw material and finish goods inventories include purchase and related costs incurred in bringing the products to their present location and condition.

Revenue recognition

Sales revenue consists of amounts earned from customers through the sale of its primary products, the KonaRed, premium coffee fruit wellness drink, offered to retail consumers. The company also operates a branded ingredients division that sells fruit powder and extracts to parallel markets to allow the company to piggyback on resources of established players with widespread footprints in other health-oriented consumer venues.

Sales revenue is recognized when persuasive evidence of an arrangement exists, price is fixed or determinable, title to and risk of loss for the product has passed, which is generally when the products are received by the customers, and collectability is reasonably assured.

Cost of goods sold

Cost of goods sold consists primarily of selling of raw materials and finished goods purchased from vendors as well as warehousing and distribution costs such as inbound freight charges, shipping and handling costs, purchasing and receiving costs.

Stock Based Payments

We account for share-based awards to employees in accordance with ASC 718 “Stock Compensation”. Under this guidance, stock compensation expense is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the estimated service period (generally the vesting period) on the straight-line attribute method. Share-based awards to non-employees are accounted for in accordance with ASC 505-50 “Equity”, wherein such awards are expensed over the period in which the related services are rendered.

Off Balance Sheet Arrangements

The company does not participate in transactions that generate relationships with unconsolidated entities for the purpose of facilitating off-balance sheet arrangements. The company had no outstanding commitments to purchase property, plant and equipment.

Results Of Operations

Three and Nine Month Periods Ended September 30, 2013 and September 30, 2012

Summary:

	Three Months Ended September 30, 2013	Three Months Ended September 30, 2012	Nine months Ended September 30, 2013	Nine months Ended September 30, 2012
Sales	$174,581	$561,108	$913,233	$1,935,070
Cost of goods sold	115,045	372,225	541,408	861,163
Gross Margin	59,536	188,883	371,825	1,073,907
Operating expenses	310,226	855,274	929,575	2,811,467
Loss from Operations	(250,690)	(666,391)	(557,750)	(1,737,560)
Interest expense	(6,790)	(5,138)	(18,264)	(196,362)
Net Loss	$(257,480)	$(671,529)	$(576,014)	$(1,933,922)

Sales

During the three and nine month periods ended September 30, 2013, we recorded sales of $174,581 and $913,233, respectively, compared with $561,108 and $1,935,070, respectively, in the same periods in fiscal 2012.  The period over period decreases were mainly because of restructuring of capital for preparation of growth of sales. This restructuring created a temporary lack of capital which inhibited our ability to invest in revenue building activities. Subsequent to the nine month period ended September 30, 2013, the company fulfilled its restructuring objectives and on closing of the transactions described above on October 4, 2013, we had acquired additional capital to commit to our strategic plan to grow future sales.

Cost of Goods Sold

During the during the three and nine month periods ended September 30, 2013 our cost of goods sold were $115,045 and $541,408, respectively, compared to $372,225 and $861,163, respectively, during the three and nine month periods ended September 30, 2012.  Cost of goods sold as a percentage of revenue increased from 44.5% for the nine months ended September 30, 2012 to 66.3% for the nine months ended September 30, 2013. In order to better manage these increasing costs, in July 2012 we implemented a new inventory management software that better tracked cost of goods sold showing cost variances on a per unit basis.

Research and Development

Research and development costs respectively decreased to $nil and $16,326 for the three and nine month periods ended September 30, 2013, compared respectively with $8,987 and $27,781 for the three and nine month periods ended September 30, 2012. The decreases in research and development costs were primarily attributable to lower usage of laboratory facilities for product analysis.

Advertising and Marketing

Advertising and marketing costs decreased to $32,452 and $73,988, respectively, for the three and nine month periods ended September 30, 2013, compared with $246,435 and $956,074, respectively, for the three and nine month periods ended September 30, 2012. These decreases were primarily attributable to our lower use of in store product demos and advertising during a period of capital constraints. In particular, we purposely decreased expenditures for demos from $542,305 for the nine months ended September 30, 2012 to $4,828 for the comparable period end in 2013.

General and Administrative

General and administrative costs decreased to $277,774 and $839,261, respectively, for the three and nine month periods ended September 30, 2013, compared with $599,852 and $1,827,612, respectively, for the three and nine month periods ended September 30, 2012. These decreases were attributable both a decrease in sales activity and a general review of our costs undertaken by senior management during fiscal 2013. We actively worked to find lower cost service providers and negotiated discounts and lower cost contracts with suppliers wherever we could. The primary ongoing components of general and administrative costs are payroll & management fees, rent and professional & legal fees. For the comparative nine month periods ended September 30, 2013 versus September 30, 2012: (i) payroll & management fees, totaled $519,606 versus $915,984; (ii) rent totaled $75,080 versus $70,943; and professional & legal fees totaled $86,356 versus $183,929.

Interest Expense

Our interest expenses were $6,790 and $18,264, respectively, for the three and nine month periods ended September 30, 2013 versus $5,138 and $196,362, respectively, for comparable periods ended September 30, 2012. $190,500 of the interest expense recorded for the period ended September 30, 2012 related to expensing of warrants which were part of a debt issuance completed during that reporting period.

Our net losses for the three and nine month periods ended September 30, 2013 were $257,480 and $576,014, respectively, compared to  $671,529 and $1,933,922 for the three and nine month periods ended September 30, 2012.  These changes were due primarily to management’s aggressive cost cutting, offset by the decrease in sales revenue.

Liquidity and Capital Resources

Our financial position as at September 30, 2013 and December 31, 2012 was as follows:

Net Working Capital
	As of September 30, 2013	As of December 31, 2012

Current Assets	$394,667	$167,610
Current Liabilities	1,136,384	844,685
Net Working Capital (Deficit)	$(741,717)	$(677,075)

As of September 30, 2013 we had cash on hand of $16,021, accounts receivable of $55,062, and inventories totaling 323,584; compared with cash of $7,383, accounts receivable of $6,735 and inventories totaling $153,492 for the comparable period ended September 30, 2012. Our net working capital deficit increased from a balance of $677,075 at December 31, 2012 to a working capital deficit of $741,717 at September 30, 2013. This decrease in working capital was primarily due to the addition of a $500,000 secured note to our balance sheet during the nine month period ended September 30 2013. We estimate we will need to raise additional funds during the coming twelve months and project we will be able to raise these funds through private placements of our common shares and through shareholder advances from our President and our CFO.

We currently project we will need to raise additional capital as follows in order to meet our business plan targets:

Year	Additional Capital Required
2014	$1.1 million
2015	$1.3 million
2016	$1.5 million
2017	$1.7 million
2018	$1.9 million

Debt

During the year ended December 31, 2012, the we issued a 10% term loan of $225,000 to a third party creditor. The principal of the loan was agreed to be repaid in monthly installments of $75,000 each which began on April 1, 2012. As noted below, there are currently no amounts owing on this term loan.

On January 12, 2012, our company entered into a working line of credit agreement with the same creditor. In accordance with the working line of credit agreement, we have the right to borrow a maximum of $2,000,000. The working line of credit expires on January 12, 2014 and accrues interest at 10% per annum. Under the terms of the credit agreement, we have opened a new bank account whose only authorized signatory is the creditor. We deposit proceeds from the eligible accounts receivable into this bank account as payments toward the line of credit. During the year ended December 31, 2012, we borrowed $275,000 under the working line loan agreement, out of which $225,000 was used to pay off the term loan as referenced above. We received the remaining $50,000 in cash.  During the year ended December 31, 2012, we made repayments totaling $161,453 and brought the line of credit balance to $113,547 as of December 31, 2012. During the nine months ended September 30, 2013, interest of $18,264 accrued on the line of credit and repayments totaling $52,198 were made, which brought its balance to $65,212 as of September 30, 2013.

With respect to the foregoing term loan and the line of credit, we granted an interest in all of our tangible and intangible assets as collateral and we cannot sell, assign, transfer or dispose any part of collateral without the creditor’s consent. In addition, our company shall not use, permit, or suffer any change in capital ownership that is more than 10% in the direct or indirect capital ownership of our company. Pursuant to the term loan and the line of credit, our company shall also not create, assume, or allow any security interest or lien on any property except (i) the liens and security interests that are in favor of the creditor, (ii) for taxes not yet due and (iii) liens outstanding on the date of the loan agreement as disclosed in writing to the creditor. We are also required to provide the creditor financial statements prepared by a Certified Public Accountant within 120 days of the fiscal year end.

In June 2013, we issued a $500,000 secured promissory note to a different creditor, which note was due on December 1, 2013 and accrued interest at 12% per annum. In connection with the closing of the asset purchase agreement, on October 4, 2013, we converted the note into 1,111,111 shares of common stock of our the resulting issuer company at a price of $0.45 per share. In connection the conversion the outstanding debt evidenced by the note was satisfied.

We expect to renew the above arrangements as applicable and as required under similar arrangements with the current lenders as terms come due.

Cash Flows
	Nine months ended September 30, 2013	Nine months ended September 30, 2012

Net cash used by Operating Activities	$(534,165)	$(2,154,760)
Net cash provided by Financing Activities	542,803	2,144,662
Increase (Decrease) in Cash during the Period	8,638	(10,098)
Cash, Beginning of Period	7,383	12,235
Cash, End of Period	$16,021	$9,258

Off-Balance Sheet Arrangements

We had no significant off-balance sheet arrangements at September 30, 2013 that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Fiscal Years ended December 31, 2012 and December 31, 2011

Summary:
	Twelve months Ended December 31, 2012	Twelve months Ended December 31, 2011
Sales	$1,854,407	$953,556
Cost of goods sold	1,152,098	1,236,730
Gross Margin	702,309	(283,174)
Operating expenses	3,382,775	2,424,334
Profit (loss from Operations)	(2,680,466)	(2,707,508)
Interest expense	(214,950)	-
Net Loss	$(2,895,416)	$(2,707,508

Sales

During the year ended December 31, 2012 we recorded sales of $1,854,407 compared with $953,556 for the year ended December 31, 2011. We attribute the year over year doubling of sales to our expanded marketing efforts, wider distribution, and increased brand recognition by consumers.

Cost of Goods Sold

We recorded cost of goods sold of $1,152,098 for the year ended December 31, 2012 versus cost of goods sold of $1,236,730 for the year ended December 31, 2011. We attribute decrease in cost of goods sold to tighter management of inventory provided by new inventory management software that better tracked cost of goods sold showing cost variances on a per unit basis; and an offset to cost of goods sold due to a reserve placed on slow moving inventory during fiscal 2012.

Research and Development

Research and development costs respectively decreased moderately to $34,850 for the year ended December 31, 2012 versus $48,179 for the year ended December 31, 2011. This decrease was primarily attributable to lower usage of laboratory facilities for product analysis.

Advertising and Marketing

Advertising and marketing costs increased substantially during the year ended December 31, 2012 to $757,087 versus $211,209 for the year ended December 31, 2011. These increase was primarily attributable to our higher use of in-store customer demos, the costs for which increased from $111,026 in fiscal 2011 to $556,847 in fiscal 2012.

General and Administrative

General and administrative costs increased moderately to $2,590,838 for the year ended December 31, 2012 from $2,164,946 for the year ended December 31, 2011. This increase was primarily attributable to: (i) payroll & management fees, which totaled $1,110,585 for 2012 versus $569,763 for 2011; (ii) stock based compensation which totaled $424,687 for 2012 versus $270,506 for 2011; and a general increase in operating expenses due to higher activity levels characterized by the increase in utilities to $87,040 for 2012 versus $50,193 for 2011.

Interest Expense

We incurred interest expense of $214,950 for the year ended December 31, 2012 versus $nil for the year ended December 31, 2011. $190,500 of the interest expense recorded for 2012 related to expensing of warrants which were part of a debt issuance completed during that reporting period.

Net Loss

Our net loss for the year ended December 31, 2012 was $2,895,416 or $(0.14) per share versus a net loss of $2,707,508 or $(0.16) per share for the year ended December 31, 2011.

Liquidity and Capital Resources

Our financial position as at December 31, 2012 and December 31, 2011 were as follows:

Net Working Capital
	As of December 31, 2012	As of December 31, 2011

Current Assets	$167,610	$213,172
Current Liabilities	844,685	844,021
Net Working Capital (Deficit)	$(677,075)	$(630,849)

As of December 31, 2012 we had cash on hand of $7,383, accounts receivable of $6,735 and inventories totaling 153,492; compared with cash of $12,235, accounts receivable of $198,535 and inventories totaling $2,402 for the year ended December 31, 2011. Our net working capital deficit remained relatively static at $677,075 at December 31, 2012 versus a working capital deficit of $630,849 at December 31, 2011. We estimate we will need to raise additional funds during the coming twelve months and project we will be able to raise these funds through private placements of our common shares and through shareholder advances from our President and our CFO.

Cash Flows
	Twelve months ended December 31, 2012	Twelve months ended December 31, 2011

Net cash used by Operating Activities	$(2,282,402)	$(2,140,425)
Net cash provided by Financing Activities	2,277,550	2,138,821
Decrease in Cash during the Period	(4,852)	(1,604)
Cash, Beginning of Period	12,235	13,839
Cash, End of Period	$7,383	$12,235

Off-Balance Sheet Arrangements

We had no significant off-balance sheet arrangements at fiscal year-ends December 30, 2012 or December 31, 2011 that had or were reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

PROPERTIES

Our corporate office is located at 2829 Ala Kalani Kaumaka St. Suite F-133 Koloa, HI 96756. This leased property consists of approximately 1,000 square feet of office space.

Our warehouse and distribution center is located at 1101 Via Callejon - #200, San Clemente, California 92673 comprised of 2,558 square feet of office area and 8,344 square feet of warehouse area. Base rent is $9,811.80 per month with the term ending May 31, 2014. We pay a total of $7,537.25 per month with the remainder paid by Malie, Inc. (a company controlled by Dana Roberts). We believe that the condition of our principal offices is satisfactory, suitable and adequate for our current needs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security ownership of certain beneficial owners.

The following table provides certain information regarding the ownership of our common stock, as of October 9, 2013 by:

●	each of our named executive officers;
●	each of our director;
●	each person known to us to own more than 5% of our outstanding common stock; and
●	all of our executive officers and directors and as a group.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership1		Percentage of Class2
Sandwich Isles Trading Co. PO Box 701 Kalaheo HI 96741	Common Stock	42,750,000	Direct 3	60%

Security ownership of management

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership1		Percentage of Class2
Shaun Roberts PO Box 701 Kalaheo HI 96741	Common Stock	42,750,000	Indirect 4	60%
Steven M. Schorr PO Box 701 Kalaheo HI 96741	Common Stock	42,750,000	Indirect 5	60%
Dana Roberts PO Box 701 Kalaheo HI 96741	Common Stock	Nil		0%
Gonzalo Camet Malecón Paul Harris 200 Dpto. 504 Lima, Peru 04	Common Stock	Nil		0%
Directors and Officers as a Group	Common Stock	42,750,000		60%

1
Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

2	Percentage of ownership is based on 71,288,889 shares of our common stock issued and outstanding as of October 9, 2013

3
The board of directors of Sandwich Isles Trading Co., consisting of Shaun Roberts and Steven Schorr, exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Sandwich Isles.

4	Shaun Roberts is the Chief Executive Officer, Co-Founder and one of two directors of Sandwich Isles who have voting control of these shares.

5	Steven Schorr is the Chief Scientific Officer, Co-Founder and one of two directors of Sandwich Isles who have voting control of these shares.

6	Dana Robert is the spouse of Shaun Roberts.

CHANGES IN CONTROL

We are unaware of any arrangement the operation of which may at a subsequent date result in a change of control of our company.

DIRECTORS AND EXECUTIVE OFFICERS

The following individuals serve as directors and executive officers of our company. All directors of our company hold office until the next annual meeting of our stockholders or until their successors have been elected and qualified. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Name	Position	Age	Date First Elected or Appointed
Shaun Roberts	President, Chief Executive Officer and Director	44	October 4, 2013
Steven M. Schorr	Chief Scientific Officer and Director	60	October 4, 2013
Dana Roberts	Chief Financial Officer, Treasurer, Secretary and Director	40	October 4, 2013
Gonzalo Camet	Director	41	October 4, 2013

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director and executive officer, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Shaun Roberts

Mr. Roberts has been chief executive officer and co-founder of the Business since its inception in 2008 and oversees the Business operations. Mr. Roberts has overseen the capital raise, product development, sales, distribution and marketing.  He started his career as Los Angeles sales manager for Waxie Sanitary Supply in 1994, the largest privately held janitorial supply company in the US. Mr. Roberts then worked as Western Regional Sales Manager for ABM, Inc. from 1996 to 1998, a facility management services and fortune 1000 company. Mr. Robert’s co-founded Fluid Concepts, LLC in 1998, which developed, created and sold industrial and retail eco-friendly cleaning products into the southern California marketplace. In 2003, Mr. Roberts co-founded Malie, Inc., a spa and beauty products company with two retail locations in Hawaii and wholesale distribution across the globe. Mr. Roberts’ role at Fluid Concepts and Malie were reduced to a board member position in 2008. Mr. Roberts is also a director of Sandwich Isles, which is a shareholder of our company as a result of closing the asset purchase agreement. Mr. Roberts expects to devote at least 40 hours per week on KonaRed in his capacity as an executive officer.

Mr. Roberts attended San Diego State University from 1989-1993 with an emphasis on Economics.

We believe that Mr. Roberts is qualified to serve on our board of directors because of his knowledge of our current operations in addition to his education and business experiences described above.

Steven M. Schorr

Mr. Schorr has been chief scientific officer and co-founder of the Business since its inception in 2008 and has played a role in the KonaRed product conception, design and development, manufacturing and production, directing scientific research and legal management. Mr. Schorr is also the author of 20 U.S. and international patents, including five patents related to aeroponic technology (the process of growing plants in an air or mist environment without the use of soil). Mr. Schorr is also a director of Sandwich Isles, which is a shareholder of our company as a result of closing the asset purchase agreement. Mr. Schorr is also a director of Bioponic Phytoceauticals, Inc., a private company engaged in the development, formulation and production of products for sale in the global complementary alternative medicine and natural product markets. Mr. Schorr was expected to devote approximately 20 hours per week on KonaRed in his capacity as an executive officer. However, Mr. Schorr has since resigned, effective November 1, 2013, in his capacity as an executive officer but remains on the board of directors of our company.

We believe that Mr. Schorr is qualified to serve on our board of directors because of his knowledge of our current operations in addition to his business experiences described above.

Dana Roberts

Mrs. Roberts has been chief financial officer and co-founder of the Business since its inception in 2008 and oversees the Business’ accounting, cash management and internal controls, Mrs. Roberts is also co-founder, chief executive officer and a director of Malie, Inc. Mrs. Roberts expects to devote approximately 20 hours per week on KonaRed.

Mrs. Roberts graduated with a Marketing degree from San Diego State University in 1995.

We believe that Mrs. Roberts is qualified to serve on our board of directors because of her knowledge of our current operations in addition to her education and business experiences described above.

Gonzalo Camet

Gonzalo Camet is a shareholder of Sandwich Isles and has provided advisor services to the Business on an ad hoc basis. In connection with the closing of the asset purchase with Sandwich Isles on October 4, 2013, Mr. Camet was appointed to the board of directors of our company.  Mr. Camet is the CFO of the JJC Group of Companies, one of the largest construction businesses in Peru.  Mr. Camet also serves as CFO of the agricultural division of the JJC Group of Companies.

We believe Gonzalo Camet is qualified to serve on the board of directors because of his knowledge of finance in addition to his education and business experience in finance and agriculture.

Family Relationships

Mr. and Mrs. Roberts are spouses. Other than Mr. and Mrs. Roberts, there are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

None of our directors or executive officers have been involved in any of the following events during the past ten years:

(a)	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

(c)
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

(d)
being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

(e)
being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(f)
being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Summary Compensation

KonaRed Corporation (formerly TeamUpSport Inc.)

For information regarding the executive compensation of KonaRed Corporation (formerly TeamUpSport Inc.) for the years ended May 31, 2013, 2012 and 2011, please see the annual report on Form 10-K, specifically “Item. 11 Executive Compensation” on pages 27 and 28, filed on August 29, 2013, which is incorporated herein by reference.

See “Item 2.01 Completion of Acquisition or Disposition of Assets” for details of executive employment agreements, effective October 4, 2013, entered into with each of Shaun Roberts and Steven M. Schorr in connection with the closing of the asset purchase with Sandwich Isles.

Sandwich Isles Trading Co. Inc.

The particulars of compensation paid to the following persons:

(a)	all individuals serving as principal executive officer of Sandwich Isles during the year ended December 31, 2012;

(b)
each of two most highly compensated executive officers of Sandwich Isles other than its principal executive officer who were serving as executive officers at December 31, 2012 who had total compensation exceeding $100,000; and

(c)	up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as executive officer at December 31, 2012,

who we will collectively refer to as the named executive officers, for all services rendered in all capacities to us and our subsidiaries for the years ended December 31, 2011 and 2012 are set out in the following summary compensation table:

Summary Compensation Table – Years Ended December 31, 2011 and 2012
(a) Name and Principal Position	(b) Year	(c) Salary ($)	(d) Bonus ($)	(e) Stock Awards ($)	(f) Option Awards ($)	(g) Non-Equity Incentive Plan Compensation ($)	(h) Nonqualified Deferred Compensation Earnings ($)	(i) All Other Compensation ($)	(j) Total ($)
Shaun Roberts CEO	2012 2011	$120,000 $120,000	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	$120,000 $120,000
Steven M. Schorr CSO	2012 2011	$120,000 $120,000	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	$120,000 $120,000
Dana Roberts CFO	2012 2011	$60,000 $60,000	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	$60,000 $60,000

Employment or Consulting Agreements

Mr. Roberts, Mr. Schorr and Mrs. Roberts all had an oral agreement with Sandwich Isles to provide executive level management.

Retirement or Similar Benefit Plans

There were no arrangements or plans in which Sandwich Isles provided retirement or similar benefits to directors or executive officers.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

Sandwich Isles had no contract, agreement, plan or arrangement, whether written or unwritten, that provided for payments to directors or executive officers at, following, or in connection with the resignation, retirement or other termination of its directors or executive officers, or a change in control of Sandwich Isles or a change in Sandwich Isles’ directors’ or executive officers’ responsibilities following a change in control.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards as of December 31, 2012 and 2011 with respect to each named executive officer.

Compensation of Directors

During the years ended December 31, 2012 and 2011, Sandwich Isles had no directors who were not the named executive officers of Sandwich Isles.

Sandwich Isles had no formal plan for compensating its directors for their services in their capacity as directors. Sandwich Isles’ directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of their board of directors. Sandwich Isles’ board of directors may award special remuneration to any director undertaking any special services on their behalf other than services ordinarily required of a director.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Sandwich Isles

Except as disclosed herein, there has been no transaction or currently proposed transaction, in which Sandwich Isles was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of its total assets at year end for the last two completed fiscal years, and in which any of the following persons had or will have a direct or indirect material interest:

(i)	any director or executive officer of Sandwich Isles;

(ii)	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to outstanding shares of common stock of Sandwich Isles;

(iii)	any of promoters and control persons of Sandwich Isles; and

(iv)	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

Promoters

As Shaun Roberts, Dana Roberts and Steven M. Schorr founded Sandwich Isles in 2008, each is considered a promoter of the Business under securities laws.

From the inception of Sandwich Isles in the State of Hawaii on August 22, 2008 until the closing of the asset purchase agreement on October 4, 2013, Shaun Roberts and Steven Schorr have each received an aggregate of $620,000 in wages for services rendered to Sandwich Isles based on annual salaries of $120,000 per year. Dana Roberts has received $170,025 in wages for services rendered to Sandwich Isles based on an annual salary of $32,000.  In addition, Shaun and Dana Roberts together hold an aggregate of 5,234,167 shares of Sandwich Isles and Steven Schorr holds an aggregate of 4,209,800 shares. For information regarding anticipated consideration to be received, please see “Executive Employment/Consulting Agreements”.

KonaRed Corporation (formerly TeamUpSport Inc.)

For information regarding the transactions with related persons of KonaRed Corporation (formerly TeamUpSport Inc.) for the years ended May 31, 2013, 2012 and 2011, please see the annual report on Form 10-K filed on August 29, 2013.

Director Independence

We currently act with four directors consisting of Shaun Roberts, Steven M. Schorr, Dana Roberts and Gonzalo Camet. Our common stock is quoted on the OTC Bulletin Board operated by FINRA (the Financial Industry Regulatory Authority), which does not impose any director independence requirements. Under NASDAQ rule 5605(a)(2), a director is not independent if he or she is also an executive officer or employee of the corporation or was, at any time during the past three years, employed by the corporation. Using this definition of independent director, we have one independent director, Gonzalo Camet.

LEGAL PROCEEDINGS

VDF FutureCeuticals Inc. Dispute with Sandwich Isles

General

In early 2011, we received letters from VDF FutureCeuticals, Inc. alleging that Sandwich Isles was infringing on VDF’s patents as described in more detail below. The foregoing infringement allegation was with respect to the coffee fruit process. There was no specific relief sought and the parties have conducted settlement discussions as described in more detail below.

History of Claims

1.
On April 29, 2011, VDF FutureCeuticals, Inc. filed a civil complaint in the United States District Court for the District of Hawaii, alleging that Sandwich Isles has been infringing three patents held by VDF: U.S. Patent No. 7,754,263 ( “263 Patent”) entitled “Methods for Coffee Cherry Products” issued 6/13/10; U.S. Patent No. 7,807,205 (“205 Patent”) entitled “Methods for Coffee Cherry Products” issued 10/5/10; and U.S. Patent No. 7,815,959 (“959 Patent”) entitled “Low-Mycotoxin Coffee Cherry Products” issued 10/19/10.

2.
On June 13, 2011, Sandwich Isles filed an answer to VDF’s complaint and a counterclaim against VDF (the “Counterclaim”). Consistent with the opinion of Sandwich Isles’ patent counsel, Sandwich Isles asserted that no product made, used, offered for sale, sold and/or imported into the U.S. by Sandwich Isles was or is manufactured by Sandwich Isles using methods falling within the scope of the independent claims of the three VDF patents, and therefore, a declaratory judgment of non-infringement and an order dismissing the VDF claims should be entered.

3.
The Counterclaim further asserted that VDF had improperly sent threatening letters to Sandwich Isles and Sandwich Isles customers claiming certain provisional patent rights based on pending patent applications, that VDF had obtained coverage for “portions thereof” (see below) in the 205 Patent by means of inequitable conduct and deception of the U.S. Patent and Trademark Office (“USPTO”), and had engaged in patent misuse, thus invalidating the 205 Patent and justifying an award of Sandwich Isles’ attorneys’ fees and costs.

4.
Sandwich Isles also asserted that VDF had improperly sent letters to Sandwich Isles and Sandwich Isles customers threatening claims for trademark infringement, based on Sandwich Isles’ use of the term “COFFEE CHERRY” which VDF alleged violated its various U.S. trademark registrations for the term “COFFEEBERRY” (“Trademark Registrations”). The Counterclaim requested that VDF’s Trademark Registrations for “COFFEEBERRY” be cancelled on the grounds that the term is descriptive and lacking in acquired descriptiveness, and also sought a judgment for damages incurred by Sandwich Isles as a result of VDF’s wrongful conduct under Hawaii state law and an order enjoining VDF from further abusive conduct.

5.
On July 19, 2011, VDF filed a Partial Motion to Dismiss certain of the Counterclaims. On December 27, 2011, the court granted in part and denied in part VDF’s motion, but as to the Counterclaims that it dismissed, the court allowed Sandwich Isles to amend them in order to more clearly state the alleged factual basis and to re-file them as amended. As a result, on January 26, 2012, Sandwich Isles filed its First Amended Counterclaim against VDF (“Amended Counterclaim”), reasserting all of the claims alleged in the original Counterclaim except the claim for invalidation on the grounds of patent misuse, and clarifying the factual basis for invalidation of the 205 Patent for inequitable conduct.

6.
Since the inception of the lawsuit, Sandwich Isles proposed that VDF and Sandwich Isles engage in discussions to resolve the dispute. VDF declined the proposal, however, and consequently, on October 31, 2011, Sandwich Isles filed with the USPTO requests for ex parte re-examination of the three VDF patents.

7.
On November 3, 2011, Sandwich Isles filed a Motion to Stay the patent infringement lawsuit pending the re-examinations. On December 27, 2011, the court granted Sandwich Isles’ motion and ordered that the patent lawsuit would be stayed pending the re-examinations and prohibited any further action in the litigation until the re-examinations are resolved, except for the filing of the Amended Counterclaim and VDF’s answer to the Amended Counterclaim.

8.
On December 27, 2011, Sandwich Isles commenced an administrative proceeding before the USPTO Trademark Trial and Appeal Board (the “Board”) petitioning to cancel the VDF Trademark Registrations on the grounds that “COFFEEBERRY” is descriptive and lacking in secondary meaning. On February 6, 2012, Sandwich Isles moved to suspend the proceeding on the grounds that the Hawaii District Court litigation (although stayed) involves the same issues, pursuant to the Amended Counterclaim, and on April 26, 2012, the Board granted Sandwich Isles’ motion. On May 29, 2012, VDF filed a motion for reconsideration of the suspension order, which motion is currently pending and has not been ruled upon. In the event the Board reconsiders its suspension order, there is a possibility that litigation relating to the Trademark Registrations would proceed in the cancellation, despite the stay of the Hawaii District Court action.

9.
On January 11, 2012, the USPTO issued orders granting Sandwich Isles’ requests for ex parte re-examination of all claims of all three VDF patents, having found substantial new questions of patentability.  The USPTO also issued Office Actions rejecting (non-final) all of the claims of all three patents on the grounds of lack of novelty and/or obviousness, in light of prior art including Canadian Patent No. 1104410 issued to Carlos Bustamante (“Bustamante CA”). The Amended Counterclaim asserts that VDF engaged in inequitable conduct in the 205 Patent application by deliberately mischaracterizing the scope of Bustamante CA and thereby causing the original Examiner to overlook it.

10.
On May 3 and 7, 2012, the USPTO issued Office Actions in the patent re-examinations, rejecting all claims and amended claims in the three VDF patents, on the grounds of lack of novelty and/or obviousness. While the Office Actions state that they are “FINAL,” VDF objected to the finality of portions of the Office Actions. It is anticipated that VDF will appeal some or all of the rejected patent claims.

11.	In June, 2012, VDF responded to the 3 final Office Actions by contending that the finality of those rejections was premature. VDF also further amended its claims.

12.
In June, 2012, USPTO issues Advisory Action affirming the finality of the Office Actions and requiring VDF to file an appeal or face cancellation of all claims.  The deadline for filing the appeal was September 3, 2012.

13.
On July 11, 2013, the ex parte re-examination certificate was issued for U.S. Patent No. 7,807,205, and confirmed the patentability of claims 1-16, confirmed the patentability of claim 17 as amended, and confirmed the patentability of claims 18-19 as dependent on amended claim 17.

14.
On July 17, 2013, a re-examination certificate was issued for U.S. Patent No. 7,815,959, and confirmed the patentability of claims 1-4, confirmed the patentability of claim 5 as amended, and confirmed the patentability of claims 6-7 as dependent on amended claim 5;

15.
On July 17, 2013, the ex parte re-examination certificate was issued for U.S. Patent No. 7,754,263, and confirmed the patentability of claims 13-16, confirmed the patentability of claims 1 and 17 as amended, and confirmed the patentability of claims 2-12 and 18-19 as dependent on the amended claims 1 or 17.

16.
On August 8, 2013, VDF requested that the court “automatically dissolve” the stay of this litigation. In light of outstanding questions regarding pending matters as well as the need for a new schedule, VDF further requested that the court set a status conference to discuss this lawsuit at the court’s earliest convenience.

17.	On August 19, 2013, a status conference was scheduled in Hawaii District Court.

18.	On August 26, 2013, the Status Conference was delayed to 10/23/2013 by the attorneys of VDF to the parties to come to settlement.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON STOCK AND
RELATED STOCKHOLDER MATTERS

Market Information

There is currently no established public trading market for our commons stock. There is a limited public market for our common stock. Our common stock is not traded on any exchange. Our common stock is quoted on the OTC Bulletin Board under the trading symbol “KRED”. Trading in stocks quoted on the OTC Bulletin Board is often thin and is characterized by wide fluctuations in trading prices due to many factors that may be unrelated or have little to do with a company’s operations or business prospects. We cannot assure you that there will be a market for our common stock in the future.

OTC Bulletin Board securities are not listed or traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Our common stock became eligible for quotation on the OTC Bulletin Board on May 9, 2012. During the year ended December 31, 2012, no shares of our common stock traded.

As of October 9, 2013, there were: (i) 71,288,889 issued and outstanding shares of our common stock; (ii) 2,888,888 share purchase warrant with each warrant exercisable into one share of common stock of our company for a period of five years from October 4, 2013 at a price of $0.65 per share; and (iii) 2,000,000 five-year warrants to purchase shares of our common stock, exercisable at a price of $0.45 per share, if the common stock of our company is trading above a strike price point of $1.00 per share, in whole or in part, after one year from October 4, 2013.

Number of Holders

As of October 9, 2013, the 71,288,889 issued and outstanding shares of our common stock were held by a total of 20 stockholders of record.

Dividends

We have not declared any dividends since incorporation and do not anticipate that we will do so in the foreseeable future. Although there are no restrictions that limit the ability to pay dividends on our commons stock, our intention is to retain future earnings, if any, for use in our operations and the expansion of our business.

Securities Authorized for Issuance under Equity Compensation Plans

Our company has not adopted any equity compensation plans.

RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 2,866,689 shares of common stock on October 22, 2010 to a former president and director, Dennis Kjeldsen, at a price of $0.005 per share.  The total proceeds received from this offering were $14,333.49.  These shares were issued pursuant to Section 4(2) of the 1933 Act and are restricted shares as defined in the 1933 Act.  We did not engage in any general solicitation or advertising.

We completed an offering of 1,900,000 shares of our common stock at a price of $0.02 per share to a total of 31 purchasers on June 1, 2011.  The total amount we received from this offering was $38,000.  We completed this offering pursuant Rule 903(a) and conditions set forth in Category 3 (Rule 903(b)(3)) of Regulation S of the 1933 Act.

Effective September 9, 2013, we effected a 13.5 to one forward stock split of our authorized and outstanding common stock. As a result, our authorized shares of the common stock capital increased from 65,000,000 shares of common stock with a par value of $0.001 to 877,500,000 shares of common stock with a par value of $0.001 and our previously issued and outstanding 4,766,698 shares of common stock increased to 64,350,423 shares of common stock issued and outstanding.

Effective October 4, 2013, we issued an aggregate of 42,750,000 shares of our common stock to Sandwich Isles in connection with the closing of the asset purchase agreement. See “Item 2.01 Completion of Acquisition or Disposition of Assets”.

Effective October 4, 2013, we issued 1,777,778 shares of our common stock at a price of $0.45 per share for gross proceeds of $800,000. See “Item 2.01 Completion of Acquisition or Disposition of Assets”.

Effective October 4, 2013, we issued 1,111,111 shares of our common stock at a price of $0.45 per share upon conversion of the convertible note. See “Item 2.01 Completion of Acquisition or Disposition of Assets”.

As consideration for assisting us in structuring the acquisition with Sandwich Isles, we issued 2,888,888 share purchase warrant to Fondecta Capital Ltd., with each warrant entitling Fondecta to acquire one further share of common stock of our company for a period of five years from the closing date at a price of $0.65 per share.

Pursuant to an executive employment agreement, Mr. Roberts received a bonus upon signing the employment agreement of 1,000,000 three-year warrants to purchase shares of our common stock, exercisable at a price of $0.45 per share, if the common stock of our company is trading above a strike price point of $1.00 per share, in whole or in part, after one year from the date of the employment agreement. See “Item 2.01 Completion of Acquisition or Disposition of Assets - Executive Employment/Consulting Agreements”.

Pursuant to a consulting agreement, Bioponic received a bonus upon signing the consulting agreement of 1,000,000 five-year warrants to purchase shares of our common stock, exercisable at a price of $0.45 per share, if the common stock of our company is trading above a strike price point of $1.00 per share, in whole or in part, after one year from the date of the consulting agreement. See “Item 2.01 Completion of Acquisition or Disposition of Assets - Executive Employment/Consulting Agreements”.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 877,500,000 shares of common stock, with a par value of $0.001 per share. As of October 9, 2013, there were 71,288,889 shares of our common stock issued and outstanding held by approximately 20 stockholders of record of our common stock. We are also authorized to issue 10,000 shares of preferred stock at a par value of 0.001, of which there are no preferred shares issued and outstanding.

Voting Rights

Our common stock is entitled to one vote per share on all matters submitted to a vote of our stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock possess all voting power. Two stockholders present and being, or representing by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. When a quorum is present or represented at any meeting, the vote of the stockholders of a majority of the stock having voting power present in person or represented by proxy will be sufficient to elect members of our board of directors or to decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the articles of incorporation, a different vote is required in which case such express provision will govern and control the decision of such question. Except as otherwise required by law, any action required to be taken at a meeting of our stockholders, or any other action which may be taken at a meeting of our stockholders, may be taken without a meeting, without prior notice and without a vote if written consents are signed by our stockholders representing a majority of the shares entitled to vote at such a meeting.

Our board of directors has the power to amend our bylaws. As a result, our board of directors can change the quorum and voting requirements at a meeting of our stockholders, subject to the applicable laws.

Other Rights

The holders of our common stock are entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Anti-Takeover Provisions

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Combination with Interested Stockholder

The Nevada Revised Statutes contain provisions governing combination of a Nevada corporation that has 200 or more stockholders of record with an interested stockholder. As of October 9, 2013, we had approximately 20 stockholders of record. Therefore, we believe that these provisions do not apply to us and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may also have effect of delaying or making it more difficult to effect a change in control of our company.

A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

●
the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher;

●	the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or

●	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a corporation. Generally, these provisions define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder of assets of the corporation having:

●	an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

●	an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

●	representing 10% or more of the earning power or net income of the corporation.

Articles of Incorporation and Bylaws

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company, such as merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our bylaws provide for the mandatory indemnification of our directors and officers to the fullest extent legally permissible under the Nevada Revised Statutes from time to time against all expenses, liability and loss reasonably incurred or suffered by such person in connection with he or she having been or being a party to, threatening to be made a party to, or involved in  any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the company. Advance payment of expenses by the company to such director or officer, as these expenses are incurred in defending a civil or criminal action, suit or proceeding, are subject to an undertaking by or on behalf of the director or officer to repay the amount of such payment if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by our company. The right of indemnification under our bylaws is not exclusive of any other right to indemnification a director or an officer may have.

Our bylaws allow us to purchase and maintain insurance on behalf of any person who is or was a director or officer of our company against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not we would have the power to indemnify such person. We have not purchased such insurance.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

Effective January 10, 2013, John Kinross-Kennedy (the “JKK”) resigned as our company’s independent registered public accounting firm.

The reports of JKK regarding our company’s financial statements for the fiscal years ended May 31, 2011 and May 31, 2012 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report of JKK on our company’s financial statements for the fiscal years ended May 31, 2011 and May 31, 2012 contained an explanatory paragraph which noted that there was substantial doubt about our company’s ability to continue as a going concern.

During the fiscal years ended May 31, 2011 and May 31, 2012, and during the period from May 31, 2012 to January 10, 2013, the date of resignation, (i) there were no disagreements with JKK on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of JKK would have caused it to make reference to such disagreement in its reports; and (ii) there were no reportable events as defined in Item 304(a)(l)(v) of Regulation S-K.

Our company provided JKK with a copy of the foregoing disclosures and requested that JKK furnish our company with a letter addressed to the SEC stating whether or not it agrees with the above statements.  A copy of such letter is filed as Exhibit 16.1 to our Current Report on Form 8-K filed January 14, 2013.

Effective January 10, 2013, our board engaged Anton & Chia, LLP (“A&C”) as its independent registered public accounting firm to audit our company’s financial statements for our company’s May 31, 2013 fiscal year.

During our company’s most recent fiscal year and through the interim periods preceding the engagement of A&C, our company (a) had not engaged A&C as either the principal accountant to audit our company’s financial statements, or as an independent accountant to audit a significant subsidiary of our company and on whom the principal accountant is expected to express reliance in its report; and (b) had not consulted with A&C regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our company’s financial statements, and no written report or oral advice was provided to our company by A&C concluding there was an important factor to be considered by our company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(l)(iv) of Regulation S-K or a reportable event, as that term is described in Item 304(a)(l)(v) of Regulation S-K.

In connection with the closing of the asset purchase agreement on October 4, 2013, under securities legislation it is presumed that we changed our independent registered public accounting firm to the accounting firm of the target, Sandwich Isles. However, our company has decided to continue to engage A&C on a going forward basis.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

See “Item 9.01 Financial Statements and Exhibits” below.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The information contained in the section titled “Recent Sales of Unregistered Securities” above is responsive to this Item 3.02.

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

The information contained in the section titled “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure” above is responsive to this Item 4.02.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

As a result of the closing of the asset purchase agreement with Sandwich Isles, we experienced a change of control, as our prior sole director resigned, four new directors, all of whom were nominees of Sandwich Isles, were appointed to our board, the former executive officer of our company also resigned and was replaced by management nominees of Sandwich Isles.  We issued shares to Sandwich Isles that constituted 59.97% of our issued and outstanding shares.  We know of no other arrangements the operation of which may, at a subsequent date, result in a change of control of our company. Information contained in the section titled “Item 2.01 Completion of Acquisition or Disposition of Assets” above is also responsive to this Item 5.01.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The information contained in the section titled “Item 2.01 Completion of Acquisition or Disposition of Assets” above is responsive to this Item 5.02.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On October 4, 2013, our board of directors approved a change in our fiscal year end from May 31 to December 31, which is the fiscal year end of Sandwich Isles. This change is being effectuated in connection with the reverse capitalization transaction described in “Item 2.01 Completion of Acquisition or Disposition of Assets” above.

In addition, the information contained in the section titled “Item 2.01 Completion of Acquisition or Disposition of Assets” above is responsive to this Item 5.02.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS.

Management has determined that, as a result of the transaction described in the section titled “Item 2.01 Completion of Acquisition or Disposition of Assets” above, on October 4, 2013, our company ceased to be a shell company as defined in Rule 12b-2 promulgated under the Exchange Act.

The information contained in the section titled “Item 2.01 Completion of Acquisition or Disposition of Assets” above is responsive to this Item 5.02.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Our bylaws state that between successive annual meeting our directors have the power to appoint one or more additional directors but not more than half of the number of directors fixed at the last shareholder meeting at which directors were elected. Our bylaws also state that the number of directors may be fixed and changed from time to time by ordinary resolution of the shareholders of our company and any action required to be taken at a meeting of the shareholders may be taken without a meeting by written consent. In connection with the closing of the asset purchase with Sandwich Isles and pursuant to our bylaws and section 78.320 of the Nevada Revised Statutes, on October 4, 2013, we received written majority shareholder approval of the increase of the number of directors of our company from one to four to allow for the appointments under “Item 2.01 Completion Of Acquisition Or Disposition Of Assets”.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements of Sandwich Isles Trading Co. Inc.

1.           The following audited financial statements of Sandwich Isles prepared in accordance with United States generally accepted accounting principles and stated in United States dollars are incorporated herein by reference:

●	Report of Independent Registered Public Accounting Firm, Malone Bailey , LLP, dated October 9, 2013;
●	Balance Sheet as at December 31, 2012 and 2011;
●	Statement of Operations for the years ended December 31, 2012 and 2011;
●	Statement of Stockholders’ Deficit for the years ended December 31, 2012 and 2011;
●	Statement of Cash Flows for the years ended December 31, 2012 and 2011; and
●	Notes to financial statements.

2.           The following unaudited financial statements as at June 30, 2013 are incorporated herein by reference:

●	Balance Sheet at June 30, 2013;
●	Statement of Operations for the six months ended June 30, 2013 and 2012;
●	Statement of Stockholders’ Deficit at June 30, 2013;
●	Statement of Cash Flows for the six months ended June 30, 2013 and 2012; and
●	Notes to financial statements.

3.           The following unaudited pro forma financial statements are incorporated herein by reference:

●	Unaudited Pro Forma Condensed Consolidated Balance Sheets at June 30, 2013;
●	Unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 2013 and the year ended December 31, 2102; and
●	Notes to Pro Forma Condensed Consolidated Financial Statements

4.           The following unaudited financial statements as at September 30, 2013 are included herein:

●	Balance Sheet at September 30, 2013;
●	Statement of Operations for the three and nine month periods ended September 30, 2013 and September 30, 2012;
●	Statement of Cash Flows for the six months ended June 30, 2013 and 2012; and
●	Notes to financial statements

5.           The following unaudited pro forma financial statements are incorporated herein:

●	Unaudited Pro Forma Condensed Consolidated Balance Sheets at September, 2013;
●	Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine month periods ended September 30, 2013 and September 30, 2013.
●	Notes to Pro Forma Condensed Consolidated Financial Statements

Exhibit Number	Description of Exhibit
2.1 (1)	Asset Purchase Agreement dated October 4, 2013 with Sandwich Isles Trading Co. Inc.
2.2 (1)	Employment Agreement dated October 4, 2013 with Shaun Roberts
2.3 (1)	Consultant Agreement dated October 4, 2013 with Bioponic Phytoceauticals, Inc. (a company controlled by Steven M. Schorr)
3.1 (2)	Articles of Incorporation
3.2 (2)	Bylaws
3.3 (3)	Articles of Merger dated effective September 9, 2013
3.4 (3)	Certificate of Change dated effective September 9, 2013
10.1 (4)	Binding Letter agreement dated June 5, 2013 with Sandwich Isles Trading Company, Inc.
10.2 (6)	Form of private placement subscription agreement (offshore purchasers)
16.1 (5)	Letter from John Kinross-Kennedy dated January 14, 2012 re change in certifying accountant
99.1 (7)
Updated Audited Financial Statements of Sandwich Isles Trading Co. Inc. years ended December 31, 2012 and 2011 and Unaudited Financial Statements of Sandwich Isles Trading Co. Inc. the period ended June 30, 2013

99.2 (6)	Pro Forma Financial Statements as at June 30, 2013
99.3 (7)	Updated Unaudited Financial Statements of Sandwich Isles Trading Co. Inc. the three and nine month periods ended September 30, 2013 and September 30, 2013
99.4 (7)	Updated Pro Forma Financial Statements as at September 30, 2013

(1)  Filed as an exhibit to our Form 8-K Current Report filed October 10, 2013 and incorporated herein by reference.
(2)  Filed as an exhibit to our registration statement on Form S-1 on August 22, 2011 and incorporated herein by reference
(3)  Filed as an exhibit to our Form 8-K Current Report on September 13, 2013 and incorporated herein by reference.
(4)  Filed as an exhibit to a Current Report on Form 8-K filed June 11, 2013 and incorporated herein by reference.
(5)  Filed as an exhibit to a Current Report on Form 8-K filed January 14, 2013 and incorporated herein by reference.
(6)  Filed as an exhibit to a Current Report on Form 8-K filed October 10, 2013 and incorporated herein by reference.
(7)  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KONARED CORPORATION (formerly
TEAMUPSPORTS INC.)

“Shaun Roberts”
Shaun Roberts
President, Chief Executive Officer and Director

December 24, 2013